UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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General Electric Company

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Notice of 2009

Annual Meeting

and

Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Shareowners Meeting to Be Held on April 22, 2009—the proxy statement is available at www.ge.com/proxy and the annual report is available at www.ge.com/annualreport.

In accordance with our security procedures, all persons attending the 2009 Annual Meeting must present an admission card and picture identification.

Please follow the advance registration instructions on the back cover of this proxy statement to obtain an admission card.

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

March 3, 2009

Dear Shareowner,

You are invited to attend the 2009 Annual Meeting of Shareowners to be held on Wednesday, April 22, in Orlando, Florida.

The annual meeting will begin with a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other business matters properly brought before the meeting.

If you plan to attend the meeting, please follow the advance registration instructions on the back of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Cordially,

Jeffrey R. Immelt

Chairman of the Board

Every shareowner’s vote is important. Please complete, sign, date and return your proxy form, or submit your vote and proxy by telephone or by Internet.

Notice of 2009 Annual Meeting of Shareowners

10:00 a.m., April 22, 2009

Chapin Theater—West Concourse

Orange County Convention Center

9800 International Drive

Orlando, FL 32819

March 3, 2009

To the Shareowners:

General Electric Company’s 2009 Annual Meeting of Shareowners will be held at the Chapin Theater—West Concourse, Orange County Convention Center, 9800 International Drive, Orlando, FL 32819, on April 22, 2009, at 10:00 a.m., to address all matters that may properly come before the meeting. Following a report on GE’s business operations, shareowners will:

•	vote on election of directors for the ensuing year;

•	vote on ratification of the selection of the independent auditor for 2009;

•	vote on shareowner proposals set forth at pages 43 through 48 in the accompanying proxy statement; and

•	transact other business that may properly come before the meeting.

Shareowners of record at the close of business on February 23, 2009 will be entitled to vote at the meeting and any adjournments.

Brackett B. Denniston III

Secretary

Proxy Statement

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

This proxy statement is furnished in connection with the solicitation of proxies by General Electric Company on behalf of the Board of Directors for the 2009 Annual Meeting of Shareowners. Distribution of this proxy statement and a proxy form to shareowners is scheduled to begin on or about March 3, 2009.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or by Internet, or by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage shareowners to submit proxies in advance. A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Election of Directors

At the 2009 Annual Meeting, 15 directors are to be elected to hold office until the 2010 Annual Meeting and until their successors have been elected and qualified. The 15 nominees for election at the 2009 Annual Meeting are listed on pages 6 to 9, with brief biographies. They are all now GE directors. The Board of Directors has determined that the following 12 nominees satisfy the New York Stock Exchange’s definition of independent director: James I. Cash, Jr., Ann M. Fudge, Susan Hockfield, Andrea Jung, A.G. Lafley, Robert W. Lane, Ralph S. Larsen, Rochelle B. Lazarus, James J. Mulva, Sam Nunn, Robert J. Swieringa and Douglas A. Warner III. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

James I. Cash, Jr., 61, Emeritus James E. Robison Professor of Business Administration, Harvard Graduate School of Business, Boston, Massachusetts. Director since 1997.

A graduate of Texas Christian University with MS and PhD degrees from Purdue University, Dr. Cash joined the faculty of Harvard Business School in 1976, where he served as chairman of the MBA program from 1992 to 1995, and served as chairman of HBS Publishing from 1998 until 2003. Dr. Cash retired from the Harvard Business School faculty in 2003. Dr. Cash is a director of The Chubb Corporation, Microsoft Corporation, Wal-Mart Stores, Inc. and Phase Forward, Inc. He also serves as a trustee of the Bert King Foundation and on the board of the National Association of Basketball Coaches (NABC) Foundation.

Sir William M. Castell, 61, Former Vice Chairman, General Electric Company. Director since 2004.

A graduate of the City of London College, Sir William joined Amersham plc in 1989 as chief executive. After GE acquired Amersham plc in April 2004, Sir William was appointed a vice chairman of GE and became the CEO of GE Healthcare, the combination of the Amersham and the GE Medical businesses and, in July 2005, became the chairman of GE Healthcare. In April 2006, Sir William retired as a vice chairman of GE. Sir William was knighted in 2000 for services to the life sciences industry. He served in the United Kingdom from 1993 to 2003 as chairman of The Prince’s Trust, a charity set up by the Prince of Wales in 1976. Sir William is currently chairman of the Wellcome Trust, a non-executive director of British Petroleum plc and serves as a member of the Prime Minister’s Business Council for Britain. Sir William is an honorary fellow of Green College Oxford, the Academy of Medical Sciences and of King’s College London. He has received honorary degrees from the University of Cardiff, University of Oxford and Imperial College London.

Ann M. Fudge, 57, Former Chairman and Chief Executive Officer, Young & Rubicam Brands, global marketing communications network, New York, New York. Director since 1999.

Ms. Fudge received a BA degree from Simmons College and an MBA from Harvard University. Ms. Fudge served as the chairman and chief executive officer of Young & Rubicam from 2003 to the end of 2006. Prior to joining Young & Rubicam, Ms. Fudge worked at General Mills and at General Foods, where she served in a number of positions including president of Kraft General Foods’ Maxwell House Coffee Company and president of Kraft’s Beverages, Desserts and Post Divisions. Ms. Fudge is a director of Novartis AG, the Gates Foundation and the Rockefeller Foundation and is on the board of overseers of Harvard University.

Susan Hockfield, 57, President of the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director since 2006.

President of MIT since December 2004, Dr. Hockfield received an undergraduate degree from the University of Rochester, and a PhD from the Georgetown University School of Medicine, concentrating in neuroscience. Following a postdoctoral fellowship at the University of California at San Francisco, she joined the scientific staff at the Cold Spring Harbor Laboratory in 1980. In 1985, Dr. Hockfield joined the faculty of Yale University, where she went on to serve as dean of the Graduate School of Arts and Sciences from 1988 to 2002 and as provost. Dr. Hockfield is an elected member of the American Academy of Arts and Sciences and a fellow of the American Association for the Advancement of Science. She has received honorary degrees from Tsinghua University, Brown University and the Watson School of Biological Sciences at the Cold Spring Harbor Laboratory. Dr. Hockfield is also a director of the World Economic Forum Foundation, an overseer of the Boston Symphony Orchestra, and a trustee of the Carnegie Corporation of New York and of the Woods Hole Oceanographic Institution.

Jeffrey R. Immelt, 53, Chairman of the Board and Chief Executive Officer, General Electric Company. Director since 2000.

Mr. Immelt joined GE in corporate marketing in 1982 after receiving a degree in applied mathematics from Dartmouth College and an MBA from Harvard University. He then held a series of leadership positions with GE Plastics in sales, marketing and global product development. He became a vice president of GE in 1989, responsible for consumer services for GE Appliances. He subsequently became vice president of worldwide marketing product management for GE Appliances in 1991, vice president and general manager of GE Plastics Americas commercial division in 1992, and vice president and general manager of GE Plastics Americas in 1993. He became senior vice president of GE and president and chief executive officer of GE Medical Systems in 1996. Mr. Immelt became GE’s president and chairman-elect in 2000, and chairman and chief executive officer in 2001. He is a director of the Federal Reserve Bank of New York, a trustee of Dartmouth College, and was recently named a member of President Obama’s Economic Recovery Advisory Board.

Andrea Jung, 50, Chairman of the Board and Chief Executive Officer, Avon Products, Inc., beauty products, New York, New York. Director since 1998.

Ms. Jung, a graduate of Princeton University, joined Avon Products, Inc. in 1994 as president, product marketing for Avon U.S. She was elected president, global marketing, in 1996, an executive vice president in 1997, president and a director of the company in 1998, chief operating officer from 1998 to 1999, chief executive officer in 1999 and chairman of the board in 2001. Previously, she was executive vice president, Neiman Marcus and a senior vice president for I. Magnin. Ms. Jung is also a director of Apple Inc., Catalyst and chairman of the World Federation of Direct Selling Associations.

Alan G. (A.G.) Lafley, 61, Chairman of the Board and Chief Executive Officer, Procter & Gamble Company, personal and household products, Cincinnati, Ohio. Director since 2002.

Mr. Lafley received a BA degree from Hamilton College and an MBA from Harvard University, following which time he joined Procter & Gamble. He was named a group vice president in 1992, an executive vice president in 1995 and, in 1999, president of global beauty care and North America. He was elected chief executive officer in 2000 and chairman of the board in 2002. He serves on the board of directors of Dell Inc., the board of trustees of Hamilton College, and is a member of the Lauder Institute Board of Governors (Wharton School of Arts & Sciences), the Business Roundtable and The Business Council.

Robert W. Lane, 59, Chairman of the Board and Chief Executive Officer, Deere & Company, agricultural, construction and forestry equipment, Moline, Illinois. Director since 2005.

A graduate of Wheaton College, Mr. Lane also holds an MBA from the University of Chicago. Mr. Lane joined Deere & Company in 1982 following a career in global banking, and has served Deere in leadership positions in its global construction equipment and agricultural divisions as well as at Deere Credit, Inc. He also has served as Deere’s chief financial officer and president, and was elected chairman and chief executive officer in August 2000. Mr. Lane is a director of Verizon Communications Inc.

Ralph S. Larsen, 70, Former Chairman of the Board and Chief Executive Officer, Johnson & Johnson, pharmaceutical, medical and consumer products, New Brunswick, New Jersey. Director since 2002.

After graduating with a BBA degree from Hofstra University, Mr. Larsen joined Johnson & Johnson in 1962. In 1981, he left Johnson & Johnson to serve as president of Becton Dickinson’s consumer products division and returned to Johnson & Johnson in 1983 as president of its Chicopee subsidiary. In 1986, Mr. Larsen was named a company group chairman and later that year became vice chairman of the executive committee and chairman of the consumer sector. He was elected a director in 1987 and served as chairman of the board and chief executive officer from 1989 to 2002. Mr. Larsen is also a trustee of the Robert Wood Johnson Foundation.

Rochelle B. Lazarus, 61, Chairman and former Chief Executive Officer, Ogilvy & Mather Worldwide, global marketing communications company, New York, New York. Director since 2000.

A graduate of Smith College, Ms. Lazarus also holds an MBA from Columbia University. She joined Ogilvy & Mather Worldwide in 1971, becoming president of its U.S. direct marketing business in 1989. She then became president of Ogilvy & Mather New York and president of Ogilvy & Mather North America before becoming president and chief operating officer of the worldwide agency in 1995, chief executive officer in 1996, which she held to 2008, and chairman in 1997. Ms. Lazarus also serves as a director of Merck & Co., New York Presbyterian Hospital, the American Museum of Natural History and the World Wildlife Fund, and is a member of the board of overseers of Columbia Business School.

James J. Mulva, 62, Chairman, President and Chief Executive Officer, ConocoPhillips, international, integrated energy company, Houston, Texas. Director since 2008.

Mr. Mulva received a BBA degree and an MBA in finance from the University of Texas. After serving as an officer in the U.S. Navy, he joined Phillips Petroleum Company in 1973 and became its chief financial officer in 1990, when he also became part of the company’s management committee. He was appointed senior vice president in 1993, executive vice president in January 1994, president and chief operating officer in May 1994 and served as chairman and chief executive officer from 1999 to 2002. He has been president and chief executive officer of ConocoPhillips since 2002 and also became chairman in 2004. Mr. Mulva served as chairman of the American Petroleum Institute in 2005 and 2006 and is a member of the board of visitors for the M.D. Anderson Cancer Center and The Business Council.

Sam Nunn, 70, Co-Chairman and Chief Executive Officer, Nuclear Threat Initiative, Washington, D.C. Director since 1997.

After attending the Georgia Institute of Technology and serving in the U.S. Coast Guard, Mr. Nunn received an AB degree from Emory University in 1960 and an LLB degree from Emory Law School. He practiced law and served in the Georgia House of Representatives before being elected to the United States Senate in 1972, where he served as the chairman and ranking member on both the Senate Armed Services Committee and the Senate’s Permanent Subcommittee on Investigations before retiring in 1997. He was a partner at King & Spalding from 1997 through 2003. He is the co-chairman and CEO of the Nuclear Threat Initiative and the chairman of the board of the Center for Strategic and International Studies. Mr. Nunn is a distinguished professor at the Sam Nunn School of International Affairs at Georgia Tech. He is also a director of Chevron Corporation, The Coca-Cola Company and Dell Inc.

Roger S. Penske, 72, Chairman of the Board, Penske Corporation, Penske Truck Leasing Corporation, and Penske Automotive Group, Inc., diversified transportation company, Detroit, Michigan. Director since 1994.

After attending Lehigh University, Mr. Penske founded Penske Corporation in 1969. He became chairman of the board of Penske Truck Leasing Corporation in 1982 and chairman of the board of United Auto Group, Inc. (currently Penske Automotive Group, Inc.) in 1999. Mr. Penske is also a director of Universal Technical Institute, Inc. and Internet Brands, Inc. He is a director of Detroit Renaissance, Inc., chairman of Downtown Detroit Partnership and a trustee of the Detroit Medical Center.

Robert J. Swieringa, 66, Professor of Accounting and former Anne and Elmer Lindseth Dean, S.C. Johnson Graduate School of Management, Cornell University, Ithaca, New York. Director since 2002.

Dr. Swieringa received a BA degree from Augustana College, an MBA in accounting and economics from the University of Denver and a PhD in accounting and complex organizations from the University of Illinois. He taught accounting at Stanford’s Graduate School of Business and at the Johnson Graduate School of Management at Cornell University before serving as a member of the Financial Accounting Standards Board from 1986 to 1996. He was then a professor in the practice of accounting at Yale’s School of Management from 1996 to 1997 and was the ninth dean of the S.C. Johnson Graduate School of Management from 1997 to 2007. Dr. Swieringa is currently a member of the American Accounting Association (AAA) and the board of managers of the Partners Group Private Equity Fund, and is a past president of the Financial Accounting and Reporting Section of the AAA.

Douglas A. Warner III, 62, Former Chairman of the Board, J.P. Morgan Chase & Co., The Chase Manhattan Bank, and Morgan Guaranty Trust Company, investment banking, New York, New York. Director since 1992.

Following graduation from Yale University in 1968, Mr. Warner joined Morgan Guaranty Trust Company of New York, a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly J.P. Morgan & Co. Incorporated). He was elected president and a director of the bank and its parent in 1990, serving as chairman and chief executive officer from 1995 to 2000, when he became chairman of the board of J.P. Morgan Chase & Co., The Chase Manhattan Bank and Morgan Guaranty Trust Company until his retirement in 2001. Mr. Warner is also a director of Motorola, Inc., a member of the board of counselors of The Bechtel Group, Inc., chairman of the board of managers and the board of overseers of Memorial Sloan-Kettering Cancer Center, chairman of the Yale Investment Committee and a trustee of Yale University.

Corporate Governance

Governance Principles. The Board of Directors’ Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on GE’s website under the Governance section of Our Company at www.ge.com/company/governance. This section of the website makes available all of GE’s corporate governance materials, including board committee charters and statements of committee key practices. These materials are also available in print to any shareowner upon request. The Board regularly reviews corporate governance developments and modifies its Governance Principles, committee charters and key practices as warranted. In 2009, the Board amended its Governance Principles to clarify and augment the Board’s processes relating to risk oversight.

Director Independence. The company currently has 13 independent directors out of 16. Director Gonzalez is not standing for re-election. We anticipate that after the 2009 Annual Meeting the company will have 12 independent directors out of 15. The Board has satisfied, and expects to continue to satisfy, its objective that at least two-thirds of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with GE. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the New York Stock Exchange listing standards. In addition to applying these guidelines, which are set forth in Section 4 of our Governance Principles and attached as Appendix A to this proxy statement, the Board will consider all relevant facts and circumstances in making an independence determination. The independent nominees for director are named above under “Election of Directors.”

In the course of the Board’s determination regarding independence, it considered any transactions, relationships and arrangements as required by the company’s independence guidelines. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for:

•

each of directors Gonzalez, Lafley and Lane, the annual amount of sales to GE by the company where he serves as an executive officer, and purchases by that company from GE, and determined that the amount of sales and the amount of purchases in each fiscal year was not greater than two percent of the annual revenues of each of these companies;

•

director Hockfield, the annual amount of sales to GE by a company where one of her immediate family members serves as an executive officer, and determined that the amount of sales in each fiscal year was not greater than two percent of the annual revenues of that company;

•

director Jung, (1) the annual amount of purchases from GE by the company where she serves as an executive officer, and determined that the amount of purchases in each fiscal year was not greater than two percent of the annual revenues of that company, (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets, and (3) the annual amount of purchases from GE by a company where one of her immediate family members serves as an executive officer, and determined that the amount of purchases in each fiscal year was not greater than $1 million;

•

director Lazarus, the annual amount of sales to GE by the company where she served as an executive officer, and determined that the amount of sales in each fiscal year was not greater than two percent of the annual revenues of that company; and

•

director Mulva, (1) the annual amount of purchases from GE by the company where he serves as an executive officer, and determined that the amount of purchases in each fiscal year was not greater than two percent of the annual revenues of that company, (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets, and (3) the annual amount of purchases from GE and the total amount of indebtedness to GE by a company where one of his immediate family members serves as an executive officer, and determined that the amount of purchases in each fiscal year was not greater than two percent of the annual revenues of that company and the amount of indebtedness was not greater than two percent of that company’s total consolidated assets.

In addition, with respect to directors Cash, Fudge, Gonzalez, Hockfield, Jung, Lafley, Lane, Larsen, Lazarus, Mulva, Nunn, Swieringa and Warner, the Board considered the amount of GE’s discretionary charitable contributions to charitable organizations where he or she serves as an executive officer, director or trustee, and determined that GE’s contributions constituted less than the greater of $200,000 or one percent of the charitable organization’s annual consolidated gross revenues during the organization’s last completed fiscal year.

All members of the Audit Committee, Management Development and Compensation Committee (MDCC) and Nominating and Corporate Governance Committee must be independent directors as defined by the Board’s Governance Principles. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (SEC) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GE or any of its subsidiaries other than their directors’ compensation. As a policy matter, the Board has determined to apply a separate, heightened independence standard to members of both the MDCC and the Nominating and Corporate Governance Committee. No member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from GE or any of its subsidiaries. The Board has determined that all members of the Audit Committee, MDCC and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC or GE additional independence requirements for the members of such committees.

Code of Conduct. All directors, officers and employees of GE must act ethically at all times and in accordance with the policies comprising GE’s code of conduct set forth in the company’s integrity manual, The Spirit & The Letter, which is published on GE’s website at www.ge.com/files/usa/citizenship/pdf/english.pdf and available in print to any shareowner upon request. Under the Board’s Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Amendments to the code related to certain matters will be published on the GE website, as required under SEC rules, at www.ge.com. If an actual or potential conflict of interest arises for a director, the director will promptly inform the CEO and the presiding director. Our Audit Committee is responsible for resolving any such conflict of interest. If a significant conflict exists and cannot be resolved, the director should resign. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Communicating Concerns to Directors. The Audit Committee and the non-management directors have established procedures to enable anyone who has a concern about GE’s conduct or policies, or any employee who has a concern about the company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the presiding director, to the non-management directors or to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed or otherwise submitted in writing or reported by telephone through a toll-free telephone number. Information on how to submit any such communications can be found on GE’s website at www.ge.com/company/governance/board/contact_board.html. All such communications are promptly reviewed by GE’s ombudsperson, and concerns relating to accounting, internal accounting controls, auditing or officer conduct are sent to the presiding director and to the chair of the Audit Committee. The status of all outstanding concerns addressed to the Board, the non-management directors, the presiding director or the Audit Committee is reported to the presiding director and the chair of the Audit Committee periodically. The company’s code of conduct prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Board of Directors and Committees

The Board held 22 meetings during 2008. No member attended fewer than 75% of the Board meetings and committee meetings on which the member sits other than Mr. Lafley whose attendance was 68% due to prior commitments that conflicted with several meetings that were called on short notice in the fall of 2008. It is the Board’s policy that the directors should attend our Annual Meeting of Shareowners absent exceptional circumstances. All of our current directors attended the 2008 Annual Meeting.

The Board has adopted written charters for each of its four standing committees: the Audit Committee, the MDCC, the Nominating and Corporate Governance Committee and the Public Responsibilities Committee. The committee charters and key practices are available on GE’s website under the Governance section of Our Company at www.ge.com/company/governance/board/committees.html.

Audit Committee. The members of the Audit Committee are directors Warner, who chairs the committee, Cash, Gonzalez, Lane and Swieringa. The Board has determined that Messrs. Gonzalez, Lane, Swieringa and Warner are “audit committee financial experts,” as defined under SEC rules. Mr. Gonzalez is not standing for re-election at the 2009 Annual Meeting. The Audit Committee is primarily concerned with the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor and the performance of the company’s internal audit function and independent auditor. Its duties include: (1) selecting and overseeing the independent auditor, (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit, (3) overseeing our financial reporting activities, including our annual report, and the accounting standards and principles followed, (4) discussing with management risk assessment and management policies, including risk relating to the financial statements and financial reporting process and key credit risks, liquidity risks, market risks and the steps taken by management to monitor and mitigate such risks, (5) approving audit and non-audit services provided to the company by the independent auditor, (6) reviewing the organization and scope of our internal audit function and our disclosure and internal controls, (7) overseeing the company’s compliance program, and (8) resolving any conflict of interest involving directors or executive officers. The Audit Committee met 17 times during 2008. The committee’s report is on page 41.

Management Development and Compensation Committee. The members of the MDCC are directors Larsen, who chairs the committee, Gonzalez, Jung, Nunn and Warner. Mr. Gonzalez is not standing for re-election at the 2009 Annual Meeting. The committee’s primary responsibilities include: (1) to establish, review and approve CEO compensation and to review and approve other senior executive compensation, (2) to monitor our management resources, structure, succession planning, development and selection process as well as the performance of key executives, (3) to review incentive compensation arrangements to assure that incentive pay does not encourage unnecessary risk taking, and (4) to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation. It also oversees the GE 2007 Long-Term Incentive Plan and the Incentive Compensation Plan and any other compensation and equity-based plans. This committee met eight times during 2008. The committee’s report is on page 22. Additional information on the committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are directors Gonzalez, who chairs the committee, Hockfield, Jung, Lafley, Larsen, Lazarus and Warner. Mr. Gonzalez is not standing for re-election at the 2009 Annual Meeting. The committee’s responsibilities include the selection of director nominees for the Board and the development and review of our Governance Principles. The committee also (1) reviews director compensation and benefits, (2) oversees the annual self-evaluations of the Board and its committees, as well as director performance and board dynamics, (3) makes recommendations to the Board concerning the structure and membership of the Board committees, and (4) reviews, approves and ratifies transactions with related persons required to be disclosed under the SEC rules. This committee held three meetings during 2008.

The committee will consider all shareowner recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828. The information required to be included is set forth in our by-laws, and the general qualifications and specific qualities and skills established by the committee for directors are included in Section 3 of the Board’s Governance Principles. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the company’s global activities.

The committee also considers candidates recommended by current directors, company officers, employees and others. The committee evaluates all nominees for directors in the same manner and typically bases its initial review on any written materials submitted with respect to the candidate.

Public Responsibilities Committee. The members of the Public Responsibilities Committee are directors Nunn, who chairs the committee, Cash, Castell, Fudge, Hockfield, Immelt, Lazarus, Mulva and Penske. The purpose of the committee is to review and oversee GE positions on corporate social responsibilities and public issues of significance that affect investors and other key GE stakeholders, including charitable donations, political contributions, lobbying activities and related issues. In addition, the committee identifies and discusses with management risks relating to our public policy initiatives, the environment and similar matters. The committee met three times last year.

Meetings of Non-management Directors. The non-management directors met without any management directors or employees present three times last year. The responsibilities of Mr. Larsen, the presiding director, are set forth in the Board’s Governance Principles and include serving as chair at these meetings.

Compensation Discussion and Analysis

The first part of the Compensation Discussion and Analysis, entitled Compensation Actions for 2008, discusses the MDCC’s compensation decisions for our named executives for 2008. This section also describes briefly how our programs have operated effectively in the current economic climate. The second part, entitled Our Compensation Framework, discusses in greater detail our compensation philosophy and practices.

Compensation Actions for 2008

The MDCC and management evaluated and set 2008 executive compensation in the context of the company’s performance, the current global economic recession and the widespread concern over executive pay. We believe that our compensation programs are balanced, reasonable and help us retain the world’s best talent. We use judgment and discretion rather than rely solely on formulaic results and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our equity programs, combined with our senior executive share ownership requirements, reward long-term stock performance. Our contingent long-term performance awards, which are generally paid every three years based on a three-year performance period, reward longer-term financial and operating performance, and discretionary cash bonuses reward performance factors over many years as well as the achievement of annual performance, operating and risk goals.

Our compensation programs also take into account the general business and political environment in which compensation decisions are made. We focus most on CEO compensation to assure it reflects operating and stock performance and demonstrates our awareness of investor sentiment. Together with Mr. Immelt, the MDCC also considers the compensation of other named executives and senior officers to achieve the right balance of incentives to appropriately reward and retain our best executives and maximize their performance over the long term.

Although we fine-tune our compensation programs as conditions change, we believe it is important to maintain consistency in our compensation philosophy and approach. We recognize that value-creating performance by an executive or group of executives does not always translate immediately into appreciation in GE’s stock price, particularly in periods of severe economic stress such as the one we are currently experiencing. Management and the MDCC are aware of the impact the current economic crisis has had on GE’s stock price, but the MDCC intends to continue to reward management performance based on its belief that over time strong operating performance will be reflected through stock price appreciation. That said, we believe that it is appropriate for certain components of compensation to decline during periods of economic stress, reduced earnings and significantly lower stock prices. It is in this context that we set 2008 incentive compensation.

In one of the most difficult operating environments in memory, GE’s leadership delivered more than $18 billion in earnings in 2008, and our industrial and financial earnings compared very favorably to the S&P 500. This was the third best earnings year in GE’s history. At the same time, however, our 2008 earnings from continuing operations were down 19% compared to 2007. To align compensation with our financial performance, we reduced the size of our 2008 average bonus awards by 19% from 2007.

Notwithstanding their decisive leadership during this time of external crisis, we adjusted 2008 named executive compensation as follows:

•

Mr. Immelt proposed, and the MDCC agreed, that he would receive no bonus for 2008 and that he would decline the entire $11.7 million earned under his long-term performance award. The MDCC accepted Mr. Immelt’s proposal as appropriate recognizing that, although the company delivered a strong operational performance in 2008, this performance was not reflected in GE’s stock price. The aggregate effect of these actions reduced the amount of cash compensation paid to Mr. Immelt 64% versus 2007.

•

In light of the performance of our financial services businesses, Messrs. Sherin and Neal received bonuses for 2008 that were 15% and 25% lower than their 2007 bonuses, respectively. In addition, with the agreement of the MDCC, each declined half of the amount earned under his long-term performance award, which, if paid out according to formula, would have entitled each of them to an additional $2.6 million and $2.9 million, respectively. Mr. Rice, who led Technology Infrastructure to a solid performance in 2008, received a 10% lower bonus than awarded in 2007.

Determining Compensation for Our Chief Executive Officer for 2008

The following table reflects the MDCC’s view of 2008 compensation actions for Mr. Immelt and includes the actions described above. The MDCC considered salary, bonus, the potential value of performance share units (PSUs) granted in 2008 and the 2006 through 2008 long-term performance award.

	Year	Salary	Bonus	Equity awards[1]	Long-term performance awards	Total
Jeffrey R. Immelt,	2008	$3,300,000	$0	$2,044,650	$0	$5,344,650
Chairman of the Board and CEO	2007	3,300,000	5,800,000	4,713,000	0	13,813,000

1    Represents the full grant date fair value, in accordance with SFAS 123R, of PSUs awarded that can only be earned if certain performance goals are met for the five-year performance period.

The above table is presented to show how the MDCC viewed 2008 compensation actions for Mr. Immelt, but it differs substantially from the 2008 Summary Compensation Table required by the SEC and is not a substitute for that table. A major difference between the 2008 Summary Compensation Table and the above table is that the stock and option awards columns in the 2008 Summary Compensation Table represent the expense recognized for financial statement reporting purposes with respect to equity awards granted in the years shown and prior years. The equity awards column in the above table represents the full grant date fair value, in accordance with SFAS 123R, of equity awards granted in the years shown only. In addition, the 2008 Summary Compensation Table includes compensation amounts based on the change in pension value and nonqualified deferred compensation earnings. The above table excludes these amounts because the MDCC considers these programs in the context of its assessment of the overall benefit design and not as an element of its annual compensation decisions. Likewise, the MDCC does not consider in its annual compensation decisions the items included as All Other Compensation in the 2008 Summary Compensation Table on page 23, and these items are therefore excluded from the above table.

At the beginning of each year, Mr. Immelt develops the objectives that he believes need to be achieved for the company to be successful, which he then reviews with the MDCC for the corollary purpose of establishing how his performance will be assessed. These objectives are derived largely from the company’s annual financial and strategic planning sessions, during which in-depth reviews of the company’s growth opportunities are analyzed and goals are established for the upcoming year. They include both quantitative financial measurements and qualitative strategic and operational considerations that are evaluated subjectively, without any formal weightings, and are focused on the factors that our CEO and the Board believe create long-term shareowner value. Mr. Immelt reviews and discusses preliminary considerations as to his own compensation with the MDCC. In developing these considerations, he solicits the input of, and receives advice and data from, our senior vice president, human resources. Mr. Immelt does not participate in the final determination of his own compensation.

In determining Mr. Immelt’s compensation for 2008, the MDCC considered his performance against the following goals and objectives:

Financial Objectives	Goal	Performance	Change from Prior Year Results
Revenues (in $ billions)	190–195	183	6%
Earnings from continuing operations (in $ billions)	24.2+	18.1	(19%)
Earnings per share from continuing operations (EPS) ($ per share)	2.42+	1.78	(19%)
Cash flow from operating activities (CFOA) (in $ billions)	23-26	19.1	(18%)
Return on total capital (ROTC) (%)	~20	14.8	(410	bp)
Margins (%)	~17	15.6	(100	bp)

Although Mr. Immelt did not meet the financial goals established for him in February 2008, the MDCC believes that he performed well in an extraordinarily tough business environment. Through his skilled leadership and decisive action, Mr. Immelt adapted the company to rapidly changing and deteriorating economic conditions that emerged after the goals were set. Financial results were primarily affected by the company’s financial services business, GE Capital, and the historic volatility and contraction of global financial markets in 2008. Despite these challenges, the company achieved record revenues in 2008. Earnings for 2008 were the third largest in GE’s history and, as set forth in the table below, compared very favorably to S&P 500 earnings. GE Capital Finance’s earnings were $8.6 billion in 2008, more than the earnings of most other financial services companies in the world. Cash flow from operating activities (CFOA) , which is comprised of the dividend paid by GE Capital Services to GE and industrial CFOA, decreased as a result of paying a lower dividend in order to build additional capital at GE Capital Services. However, industrial CFOA increased 5% for the year. Return on total capital and margins compare favorably to other industrial companies.

GE Earnings Versus S&P 500 Earnings

	GE Consolidated[1]	S&P 500[2]	GE Industrial Businesses[3]	S&P 500 Industrial Sector[2]	GE Financial Businesses[4]	S&P 500 Financial Sector[2]
Increase (decrease) in earnings from 2007	(19%)	(30%)	5%	(0%)	(37%)	(170%)

1    Represents earnings from continuing operations.

2    Represents operating earnings as reported by Standard & Poor’s. 2008 earnings are based upon companies that have reported as of February 2, 2009.

3    Consists of GE Energy Infrastructure, GE Technology Infrastructure, NBCU and Consumer & Industrial.

4    Represents GE Capital Services.

In addition to the financial plan described above, the MDCC established for 2008 a number of operational and strategic goals for Mr. Immelt. These goals included sustaining operating excellence and financial discipline, creating a more valuable portfolio of businesses, driving organic revenue growth at 2 to 3 times gross domestic product, retaining an excellent team with a strong culture, managing the company’s risk and reputation, building an excellent investor base and leading the Board activities.

Mr. Immelt led several initiatives to manage the company through the current economic turmoil in a safe and responsible way. He raised $15 billion in capital from Berkshire Hathaway and through a public stock offering and led efforts to maintain GE’s competitive funding position through participation in government programs designed to assist the credit markets and financial sectors. He took steps to significantly strengthen the company’s liquidity position, to reduce GE Capital’s leverage and its reliance on commercial paper debt and to diversify its funding sources. Mr. Immelt also initiated significant action to increase GE Capital’s focus on core operations and its ability to self-fund and to restructure low-return businesses in order to maintain GE Capital’s competitiveness as a smaller, more focused finance company. In addition, he has embarked on a broader restructuring effort across GE to reduce base cost by $3 billion and size the company to current conditions. GE’s growth for the year was strong with industrial organic revenue growth up 8%, global growth up 13%, services growth up 10% and ecomagination® growth up 20%. Mr. Immelt also successfully managed the company’s reputation through its successful sponsorship and broadcast of the 2008 Olympic Games in Beijing, retained an excellent team through key leadership transitions at Healthcare, Aviation and GE Money, continued to strengthen the Board and attracted key value investors in its 2008 stock offering.

In addition, since 2001, Mr. Immelt has been the company’s CEO and chairman of the Board. Under his leadership, revenues have grown on average 12% per year since 2003, rising to $183 billion in 2008 from $104 billion in 2003, or 75% cumulatively. Today, more than half of the company’s revenues come from outside the United States, which provides a more stable and diverse revenue base. Earnings from continuing operations have grown on average 7% per year from $13.2 billion in 2003 to $18.1 billion in 2008, or 37% cumulatively. More than $110 billion of cash flow from operating activities has been generated since 2003, enabling the company to return $90 billion to shareowners through dividends and stock buybacks. In 2008, despite operating in a very challenging economic environment, GE was able to return $15.6 billion to shareowners through dividends and buybacks. At the same time, Mr. Immelt successfully refocused the company by investing in research and new technologies and by reshaping the company’s portfolio of businesses for long-term growth through dispositions and acquisitions.

As a further indication of Mr. Immelt’s alignment with shareowners, Mr. Immelt purchased 317,000 shares of GE stock in the open market in 2008 and his ownership of GE stock as of December 31, 2008 was 1,624,270 shares, more than three times the amount required under the company’s share ownership requirements. He has purchased 786,400 shares in the open market since he became CEO. He has not sold any of the shares he acquired upon the exercise of stock options or received upon the vesting of restricted share units (RSUs) or PSUs since he became CEO and is committed to continue this practice as long as he serves as CEO.

Mr. Immelt proposed, and the MDCC agreed, that he would receive no bonus for 2008 and that he would decline the entire $11.7 million earned under his long-term performance award. Mr. Immelt proposed these actions because he believed they are appropriate in the current environment, a view the MDCC supported. The aggregate effect of these actions was to reduce Mr. Immelt’s cash compensation from $9.1 million in 2007 to $3.3 million in 2008, a 64% reduction. Mr. Immelt was granted 150,000 PSUs on the same terms as the grant he received in 2007. His base salary, which was last increased in April 2005, remained the same.

PSUs Vested in 2008. Since 2003, Mr. Immelt has received all of his equity incentive compensation in the form of PSUs because the MDCC and Mr. Immelt believe that his equity incentive compensation should be fully at risk and based on key performance measures. In February 2009, Mr. Immelt received 125,000 shares from the 250,000 PSUs granted to him in 2004. As shown in the table below, pursuant to the terms of these grants, 50% of the PSUs converted into shares of GE stock because GE’s cash flow from operating activities had grown an average of more than 10% per year over the performance period. The remaining 50% of the PSUs were cancelled since GE’s total shareowner return had not met or exceeded that of the S&P 500 over the performance period.

PSU Performance Results Versus Goals

PSU Grant Date	Number of PSUs Granted	Performance Period		Total Shareowner Return		Average CFOA Growth		PSUs Earned[1]	PSUs Cancelled[1]
				GE	Goal (S&P 500)	GE	Goal
9/17/2004	250,000	5 years	[2]	-39%	-11%	18%	10%	125,000	125,000
						SFAS 123R Expense[3]		$4,277,500	$3,007,000
						Market Value[4]		$1,387,500	$1,387,500

1    All of the PSUs, including those cancelled, are accounted for in the SFAS 123R expense shown in the 2008 Summary Compensation Table for Mr. Immelt.

2    January 1, 2004 – December 31, 2008.

3    The company’s SFAS 123R expense for the PSUs was $7,284,500 over the performance period and was reported as compensation under SEC rules.

4    Based on the market price of GE stock of $11.10 on the vesting date, February 6, 2009.

Determining Compensation for Our Other Named Executives in 2008

Each of the other named executives is a leader of an individual business or function of the company. As part of the executive management team, they report directly to Mr. Immelt, who develops the objectives that each individual is expected to achieve, and against which their performance is assessed. Similar to Mr. Immelt, these objectives are reviewed with the MDCC at the beginning of each year and are derived largely from the company’s annual financial and strategic planning sessions in which the other named executives participate.

Like Mr. Immelt, their objectives include both quantitative financial measurements and qualitative strategic and operational considerations affecting the company and the businesses or function that the named executives lead. Mr. Immelt leads the assessment of each named executive’s individual performance against the objectives, the company’s overall performance and the performance of his business or function. He then makes an initial compensation recommendation to the MDCC for each named executive, again with the advice of our senior vice president, human resources. The named executives do not play a role in their compensation determination, other than discussing with the CEO their individual performance against their predetermined objectives.

Keith Sherin. Mr. Sherin has been our chief financial officer since 1998 and is also a vice chairman of the company. Since he joined GE in 1981, he has assumed roles with increasing responsibilities at many of our key businesses. As the leader of the company’s finance organization, Mr. Sherin’s financial objectives focused on the overall performance of the company and are the same as Mr. Immelt’s. His strategic and operational goals included creating a more global finance organization with deeper domain expertise, while retaining strong operational support, improving controllership and regulatory relationships, providing operational support to achieve financial goals and managing the company to retain its high credit rating.

In an extraordinarily difficult economic environment, Mr. Sherin’s leadership was critical to significantly strengthening the company’s liquidity position and maintaining its high credit rating. He also strengthened the company’s finance function by enhancing technical resources and increasing the function’s focus on controllership, while at the same time continuing to provide strong operational support.

In light of the MDCC’s assessment of Mr. Sherin’s performance, he received a $2,550,000 cash bonus, a 15% decrease from 2007. Mr. Sherin received 300,000 stock options and 200,000 RSUs in 2008, a portion of which represents a special Chairman’s retention grant made in June of 2008. He also received $2,555,300 in cash, which represents 50% of the amount earned under his long-term performance award. With the agreement of the MDCC, Mr. Sherin declined the other half, which, if paid out according to formula, would have entitled him to an additional $2,555,300.

Mike Neal. Mr. Neal has been the leader of our Capital Finance business since its formation in September 2008 and is also a vice chairman of the company. Previously, he was the president and CEO of GE Commercial Finance and has held several leadership positions at other businesses since he joined GE in 1979. In addition to the company’s overall goals, Mr. Neal had goals and objectives for his business. His financial objectives focused on increasing assets, revenues, net income and return on equity. His strategic and operational goals included transitioning the business to a debt-focused model, developing new funding sources, driving global origination strength and continuing to focus on risk and capital markets.

Although Mr. Neal did not meet the financial goals established for him in February 2008, he, like Mr. Immelt, adapted well to rapidly changing and deteriorating economic conditions that emerged after his goals were set. Despite the sudden and dramatic contraction of world financial markets, Capital Finance earned $8.6 billion in 2008, more than the earnings of most other financial services companies in the world. Amidst deteriorating financial market conditions, Mr. Neal was able to quickly reduce GE Capital’s leverage and its reliance on commercial paper debt and to diversify funding sources, allowing GE Capital to retain its high credit ratings. He maintained GE Capital’s competitive funding position through participation in government programs designed to assist the credit markets and financial sectors. Mr. Neal also undertook significant action to increase GE Capital’s focus on core operations and its ability to self-fund and to restructure low-return businesses in order to maintain GE Capital’s competitiveness as a smaller, more focused finance company.

In light of the MDCC’s assessment of Mr. Neal’s performance, he received a $2,900,000 cash bonus, a 25% decrease from 2007. In addition, Mr. Neal received 300,000 stock options and 100,000 RSUs in 2008. He also received $2,933,900 in cash, which represents 50% of the amount earned under his long-term performance award. With the agreement of the MDCC, Mr. Neal declined the other half, which, if paid out according to formula, would have entitled him to an additional $2,933,900. In July 2008, his base salary was increased from $1,550,000 to $1,750,000. The salary increase for Mr. Neal was implemented 18 months from the last increase he received.

John Rice. Mr. Rice has been the leader of our Technology Infrastructure business since its formation in 2008 and is also a vice chairman of the company. Since joining GE in 1978, he has served as president and CEO of GE Infrastructure, GE Industrial, GE Energy and GE Transportation Systems. In addition to the company’s overall goals, Mr. Rice had goals and objectives for his business. His financial objectives included increasing revenues, operating profit, net income, assets, margins and cash flow from operating activities. His strategic and operational goals included achieving strong and balanced growth, improving margins, focusing on cash generation, sustaining organic growth, driving globalization and launching major new technologies.

Mr. Rice led Technology Infrastructure to a strong performance in 2008. He slightly missed his financial goals, which were established in February 2008 before the economic crisis accelerated. He undertook major reorganizations at Healthcare and Aviation that reduced complexity and improved performance, achieved strong organic growth of 5% and increased the business’ global presence by increasing global revenues by 18%, with China and Middle East/Africa showing particularly impressive growth. He also made significant progress on launching new high-quality, low-cost technologies as well as increasing service revenues from the installed base.

In light of the MDCC’s assessment of Mr. Rice’s performance, he received a $2,700,000 cash bonus, a 10% decrease from 2007. In addition, Mr. Rice received 300,000 stock options and 100,000 RSUs in 2008. He also received $5,615,400 under his long-term performance award, half of which was paid in stock. In July 2008, his base salary was increased from $1,550,000 to $1,750,000. The salary increase for Mr. Rice was implemented 18 months from the last increase he received.

Brackett Denniston. Mr. Denniston has been our general counsel since 2004. He previously served as vice president and senior counsel for Litigation and Legal Policy and joined GE in 1996. Mr. Denniston’s financial objectives focus on the overall performance of the company and are the same as Mr. Immelt’s. His strategic and operational goals included continuing to reshape the legal organization to drive fast and sound decisions in an environment of increasing risk and regulation, continuing to build a strong culture of compliance, resolving regulatory issues and building a strong government relations team, resolving major litigations in an effective manner and supporting GE’s growth initiatives.

Mr. Denniston’ leadership was critical in managing the company through the current financial crisis. He provided excellent guidance and solutions to the rapidly shifting regulatory landscape, which enabled the company to continue to operate in a safe and responsible manner. Mr. Denniston improved the strength of the legal and government relations organizations through important hires and organizational changes. He also made significant progress in addressing regulatory and litigation matters and provided valuable Board support.

In light of the MDCC’s assessment of Mr. Denniston’s performance, he received a $1,850,000 cash bonus, a 12% increase from 2007. In addition, Mr. Denniston received 175,000 stock options and 58,334 RSUs in 2008. He also received $4,000,200 under his long-term performance award, half of which was paid in stock.

David Nissen. Mr. Nissen served as President and CEO of GE Money (formerly known as GE Consumer Finance) from 1993 through 2008. After 27 years with GE, he stepped down as GE Money’s CEO in February 2008. He continued to serve the company in an advisory role until he retired on January 1, 2009. Mr. Nissen joined GE Capital in 1981 and held roles with increasing responsibilities at many of our key businesses. In connection with his retirement, Mr. Nissen and the company entered into an early retirement agreement pursuant to which, subject to non-compete and non-solicitation obligations, Mr. Nissen will receive benefits comparable to those he would have received, had he retired at age 60 instead of age 57. Under the terms of the agreement, he also received a $1,310,000 cash bonus, a 50% decrease from 2007, and $4,169,500, a pro-rata portion of the total payout under his long-term performance award measured through June 2008. He received no equity awards in 2008.

Bob Wright. After 21 years leading and building NBC Universal (NBCU), Mr. Wright stepped down as NBCU’s CEO in February 2007, and subsequently as NBCU’s chairman at the end of April 2007. Mr. Wright continued to serve as a vice chairman of GE until he retired in May 2008. He received a cash bonus of $2,783,000 and $10,148,300, the pro-rata portion of the total payout under his long-term performance award measured through April 2008. He received no equity awards in 2008.

Payout of 2006–2008 Long-Term Performance Awards

In 2006, the MDCC granted contingent long-term performance awards under the GE 1990 Long-Term Incentive Plan to the named executives for the 2006 through 2008 period to provide a continued emphasis on specified performance goals that the MDCC considers to be important contributors to long-term shareowner value. The awards would be payable in 2009 only if the company achieved, on an overall basis for the three-year 2006 through 2008 period, specified goals based on four equally weighted business measurements. These business measurements, which are adjusted by the MDCC to remove the effect of pension expense on earnings, are (1) average earnings per share growth rate, (2) average revenue growth rate, (3) cumulative return on total capital, and (4) cumulative cash flow from operating activities. The MDCC adopted these performance goals because we believe that they are key indicators of our financial and operational success and are key drivers of long-term shareowner value.

Other than for our CEO, payments are based on a multiple of a named executive’s base salary in effect in February 2009 and the discretionary bonus awarded in February 2009 for the 2008 performance period. For our CEO, the awards were based on a multiple of his base salary in effect in February 2006 and the discretionary bonus awarded in February 2006 for the 2005 performance period. Payments are made if the company achieves any of the three goals (threshold, target or maximum) for any of the four business measurements. For example, the named executives receive only one-quarter of the threshold payment if the company meets, at the end of the three-year period, only a single threshold goal for a single measurement. Also, payments are pro-rated for performance falling between goals.

Set forth below are the specific performance goals that the MDCC established in February 2006 for the 2006 through 2008 period, and the company’s performance during the period, as adjusted by the MDCC to remove the effect of pension expense on earnings.

	Goals			Company Performance
Measurement	Threshold	Target	Maximum
Average earnings per share growth rate	10%	12%	14%	4.5%
Average revenue growth rate	5%	8%	10%	10.1%
Cumulative return on total capital	16%	18%	20%	17.3%
Cumulative cash flow from operating activities	$50 billion	$60 billion	$70 billion	$66.2 billion

As shown in this table, the company’s average revenue growth rate exceeded the maximum goal established, cumulative cash flow from operating activities exceeded the target financial goal, and cumulative return on total capital exceeded the threshold goal. The company did not meet its goals for average earnings per share growth rate. Because the company exceeded the MDCC’s goals in three of the four measurements, the named executives would have been entitled to receive payments of $46.6 million in February 2009. As discussed above, in February 2009, Mr. Immelt and the MDCC agreed to modify the actual payment related to the long-term performance awards for certain executives. Specifically, Mr. Immelt’s entire award was canceled, although he was entitled to receive $11.7 million. Similarly, half of the awards of Messrs. Sherin and Neal were canceled, which portion would have entitled them to $2.6 million and $2.9 million, respectively. As a result of these actions, the total payout to the named executives was reduced from $46.6 million to $29.4 million. In addition, payments to the other named executives were made in 50% stock and 50% cash.

Our Compensation Framework

Our Goal

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareowners. This goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained financial and operating performance and leadership excellence, aligns the executives’ long-term interests with those of our shareowners and motivates executives to remain with the company for long and productive careers built on expertise.

Key Considerations in Setting Pay

The following is a summary of key considerations affecting the determination of compensation for the named executives by the MDCC. We describe in the section entitled Compensation Actions for 2008 additional considerations that the MDCC evaluated in establishing 2008 compensation in the context of the company’s performance, the current global economic recession and the widespread concern over executive pay.

Emphasis on Consistent and Relative Performance. Our compensation program provides the greatest pay opportunity for executives who demonstrate superior performance for sustained periods of time. Each of our named executives has served the company for many years, during which time he has held diverse positions with increasing levels of responsibility. The amount of their pay reflects the fact that they have consistently contributed, and are expected to continue to contribute, to the company’s success. In evaluating consistent performance, we also weigh heavily relative performance of each executive in his industry segment or function.

Our emphasis on consistent performance affects our discretionary annual cash bonus and equity incentive compensation, which are determined with the prior year’s award or grant serving as an initial basis for consideration. After an assessment of a named executive’s past performance, and expected future contribution to the company’s results, as well as the performance of any business or function he leads, the MDCC uses its judgment in determining the amount of bonus or equity award and the resulting percentage change from the prior year. We incorporate current-year, past and expected performance into our compensation decisions, and percentage increases or decreases in the amount of annual compensation therefore tend to be more gradual than in a framework that is focused solely on current-year performance.

Emphasis on Future Pay Opportunity Versus Current Pay. The MDCC strives to provide an appropriate mix of different compensation elements, including finding a balance among current versus long-term compensation and cash versus equity incentive compensation. Cash payments primarily reward more recent performance, and equity awards encourage our named executives to continue to deliver results over a longer period of time and serve as a retention tool. The MDCC believes that named executive compensation should be more at risk by being based on the company’s operating and stock price performance over the long term.

Discretion and Judgment. Except with respect to our long-term performance awards and the PSUs granted to our CEO in lieu of any other equity awards, both of which depend on achieving specific quantitative performance objectives, the MDCC does not use formulas in determining the amount and mix of compensation. Thus, the MDCC evaluates a broad range of both quantitative and qualitative factors, including reliability in delivering financial and growth targets, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth and the ability to lead others. The evaluation of a named executive’s performance against his stated objectives plays a significant role in awarding the discretionary annual cash bonus and also contributes to a determination of overall compensation. For annual equity incentive awards, the MDCC primarily considers a named executive’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance as a key indicator.

Significance of Company Results. The MDCC primarily evaluates the named executives’ contributions to the company’s overall performance rather than focusing only on their individual business or function. The MDCC believes that the named executives share the responsibility to support the goals and performance of the company, as key members of the company’s leadership team. While this compensation philosophy influences all of the MDCC’s compensation decisions, it has the biggest impact on annual equity incentive awards.

Consideration of Risk. Our compensation programs are discretionary, balanced and focused on the long term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. In addition, large amounts of compensation are usually deferred or only realizable upon retirement. This provides strong incentives to manage the company for the long term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards. With limited exceptions, the MDCC retains a large amount of discretion to adjust compensation for quality of performance and adherence to company values.

As a matter of best practice, beginning in this year, the MDCC will review the relationship between our risk management policies and practices and the incentive compensation we provide to our named executives to confirm that our incentive compensation does not encourage unnecessary and excessive risks. The MDCC will also review the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Use of Compensation Consultants and Benchmarking Data. Neither the company nor the MDCC currently has any contractual arrangement with any executive compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. Periodically, the company, through its human resources function, and the MDCC have sought the views of Frederic W. Cook & Co., Inc. about market intelligence on compensation trends, along with its views on specific compensation programs designed by our human resources function, with the oversight of the MDCC. The MDCC did not use a compensation consultant in connection with setting 2008 executive compensation. The MDCC and the company have adopted a policy that any compensation consultant used by the committee to advise on executive compensation will not at the same time advise the company on any other human resources matter. With respect to benchmark data, the MDCC considers executive compensation at each of the other component companies of the Dow Jones Industrial Average only as one among several factors in setting pay. The MDCC does not target a percentile within this Dow 30 peer group and instead uses the comparative data only as a reference point after having determined the types and amount of compensation based on its own evaluation.

No Employment and Severance Agreements. Our named executives do not have employment, severance or change-of-control agreements. They serve at the will of the Board, which enables us to set the terms of any termination of employment. We entered into an early retirement agreement in connection with Mr. Nissen’s retirement, pursuant to which, subject to non-compete and non-solicitation obligations, Mr. Nissen will receive benefits comparable to those he would have received, had he retired at age 60 instead of age 57. To preserve the MDCC’s flexibility to consider the facts and circumstances of any particular situation, we provide limited guaranteed post-termination benefits, which are discussed in more detail beginning on page 35, including death and disability benefits. Other than retirement benefits, which serve as a retentive tool, post-employment benefits have little bearing on our annual compensation decisions.

Compensation Elements We Use to Achieve Our Goal

The following summarizes the compensation elements we use as tools to reward, align and retain our named executives.

Base Salary and Bonus. Base salaries for our named executives depend on the scope of their responsibilities, their leadership skills and values, their performance and length of service. Decisions regarding salary increases are affected by the named executive’s current salary and the amounts paid to their peers within and outside the company. Base salaries are reviewed approximately every 18 months. For each named executive other than the CEO, we pay discretionary cash bonuses each February for the prior year’s performance based upon the evaluation by the MDCC and the CEO of the executive’s performance against stated goals and objectives, as discussed previously. In the case of the CEO, his bonus is also paid each February for the prior year’s performance based on the MDCC’s evaluation.

Stock Options and Restricted Stock Units (RSUs). The company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of the named executive with those of our shareowners and retain them. We believe that providing combined grants of stock options and RSUs effectively focuses the named executives on delivering long-term value to our shareowners because options only have value to the extent the price of GE stock on the date of exercise exceeds the stock price on the grant date, and RSUs reward and retain the named executives by offering them the opportunity to receive shares of GE stock on the date the restrictions lapse so long as they continue to be employed by the company. To balance upside potential with volatility risk, we have determined that for annual equity incentive awards the total value of the award should be divided equally between RSUs and stock options, with one RSU having three times the value of one stock option. Unvested stock options and RSUs are forfeited if the named executive voluntarily leaves GE and are generally vested if he reaches age 60 and retires prior to the scheduled vesting. The RSUs pay dividend equivalents prior to the lapse of restrictions, equal to the quarterly dividends on GE stock.

Performance Share Units (PSUs). Since 2003, we have compensated our CEO with PSUs in lieu of any other equity incentive compensation because the MDCC and the CEO believe that his equity awards should be based on key performance measures that are aligned with our shareowners’ interests and fully at risk based on these measures. Half of the PSUs convert into shares of GE stock only if GE’s cash flow from operating activities, adjusted to exclude the effect of unusual events, has grown an average of 10% or more per year over the five-year performance period. The remaining PSUs convert into shares of GE stock only if GE’s total shareowner return meets or exceeds the return of the S&P 500 over the performance period. Total shareowner return means the cumulative total return on GE stock and the S&P 500 Index, respectively, over the performance period, calculated in the same manner as the performance graph shown in our Annual Report on Form 10-K. Beginning with PSUs granted in September 2006, dividend equivalents are paid out only on shares actually received.

Long-Term Performance Awards. Beginning in 1994, contingent long-term performance awards have been granted every three years to our named executives and other select leaders. These awards provide a strong incentive for achieving specified financial performance goals that the MDCC considers to be important contributors to shareowner value. The awards, which can be paid out in cash or stock, encourage retention as they are subject to forfeiture if the named executive’s employment terminates for any reason other than death, disability or retirement before the end of the performance period.

Deferred Compensation. The company has offered periodically both a deferred salary plan and an annual deferred bonus plan, with only the deferred salary plan providing the payment of an “above-market” rate of interest as defined by the SEC. The last deferred salary plan was offered in 2006. These plans were available to approximately 4,000 eligible employees in the company who are subject to U.S. federal income taxes. Individuals who were named executives at the time a deferred salary plan was initiated were not offered the opportunity to participate. The plans are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The deferred salary plan is viewed as a strong retention tool because executives generally must remain with the company for at least five years from the time of deferral to receive any interest on deferred balances. The deferred bonus plan allows executives to defer up to 100% of their discretionary annual cash bonus in GE stock units, S&P 500 Index units or cash units. Under both plans, payouts commence following termination of employment.

Pension Plans. The company provides retirement benefits to the named executives under the same GE Pension Plan, GE Supplementary Pension Plan and GE Excess Benefits Plan in which the other executives and employees participate. The GE Pension Plan is a broad-based tax-qualified plan under which employees are eligible to retire at age 60 or later. The company also offers the GE Supplementary Pension Plan to increase retirement benefits above amounts available under the GE Pension Plan. Unlike the GE Pension Plan, the Supplementary Pension Plan is an unfunded, unsecured obligation of the company and is not qualified for tax purposes. We believe it is a strong retention tool because named executives are generally not eligible for such benefits if they leave the company prior to reaching age 60.

Other Compensation. We provide our named executives with other benefits, reflected in the All Other Compensation column in the 2008 Summary Compensation Table on page 23, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program.

Other Compensation Practices

Role of the MDCC and Executives in Establishing and Implementing Compensation Goals. The MDCC has the primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the MDCC oversees the design, development and implementation of the compensation program for the CEO and the other named executives. Our CEO and senior vice president, human resources, assist the MDCC in administering our compensation programs. The senior vice president, human resources, assists the MDCC and participates in its deliberations about compensation matters by providing advisory services and information, such as past compensation, compensation practices and guidelines, company performance, current industry compensation practices and competitive market information. Information setting forth the total annual compensation of each named executive, and potential retirement benefits accruing to each, is also assembled by the human resources function for the MDCC.

Share Ownership Requirements. We require our named executives to own significant amounts of GE stock. These share ownership requirements are set forth in the MDCC’s key practices, which are published on GE’s website under the Governance section of Our Company at http://www.ge.com/pdf/company/governance/board/mngment_dev_key_practices08.pdf. The named executives’ ownership is shown in the stock ownership table on page 40. In addition, they are required to hold for at least one year any net shares of GE stock that they receive through the exercise of stock options. We prohibit short sales on GE stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to GE stock, by our named executives.

Equity Grant Practices. The exercise price of each stock option awarded under our long-term incentive plan is the closing price of GE stock on the date of grant, which is the date of the MDCC meeting at which equity awards for the named executives are determined. Board and committee meetings are generally scheduled at least a year in advance.

Scheduling decisions are made without regard to anticipated earnings or other major announcements by the company. We prohibit the repricing of stock options.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2008, the grants of stock options, RSUs and PSUs and the payments of discretionary annual cash bonuses were designed to satisfy the requirements for deductible compensation.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a material inaccuracy in our financial statements or performance metrics, which affect the executive officer’s compensation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Shareowner Approval of Severance Benefits. If the Board were to agree to pay severance benefits to any of the named executive officers, we would seek shareowner approval of such benefits if: (1) the executive’s employment was terminated prior to retirement for performance reasons, and (2) the value of the proposed severance benefits would exceed 2.99 times the sum of the named executive’s base salary and bonus. For this purpose, severance benefits would not include: (1) any payments based on accrued pension benefits, (2) any payments of salary or bonus amounts that had accrued at the time of termination, (3) any RSUs paid to a named executive who was terminated within two years prior to age 60, (4) any stock-based incentive awards that had vested or would otherwise have vested within two years following the named executive’s termination, and (5) any retiree health, life or other welfare benefits.

Compensation Committee Report

The MDCC has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for 2008 and the company’s 2009 proxy statement. This report is provided by the following independent directors, who comprise the committee:

Ralph S. Larsen (Chairman)	Sam Nunn
Claudio X. Gonzalez	Douglas A. Warner III
Andrea Jung

2008 Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus	Stock Awards[2]		Option Awards[4]	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5]	All Other Compensation[6]	Total
Jeffrey R. Immelt,	2008	$3,300,000	$0	$6,860,318	[3]	—	$0	$3,563,466	$372,819	$14,096,603
Chairman of the Board and CEO	2007 2006	3,300,000 3,300,000	5,800,000 5,000,000	9,802,359 7,404,209	[3] [3]	$214,664 574,322	0 0	78,290 1,036,908	396,267 548,013	19,591,580 17,863,452
Keith S. Sherin,	2008	$1,500,000	$2,550,000	$2,987,493		$1,597,537	$2,555,300	$2,503,541	$288,718	$13,982,589
Vice Chairman and CFO	2007 2006	1,354,167 1,225,000	3,000,000 2,550,000	3,076,095 2,808,919		1,714,833 2,225,749	0 0	1,281,453 1,564,398	275,400 308,222	10,701,948 10,682,288
Michael A. Neal,	2008	$1,650,000	$2,900,000	$3,512,898		$1,475,945	$2,933,900	$3,484,939	$344,044	$16,301,726
Vice Chairman	2007 2006	1,550,000 1,400,000	3,880,000 3,300,000	4,212,201 3,906,929		1,457,839 1,759,672	0 0	2,979,130 3,032,927	343,674 294,872	14,422,844 13,694,400
John G. Rice,	2008	$1,650,000	$2,700,000	$3,659,090		$1,597,537	$5,615,400	$3,328,715	$261,073	$18,811,815
Vice Chairman	2007 2006	1,550,000 1,400,000	3,000,000 2,550,000	4,406,900 4,122,437		1,714,833 2,225,749	0 0	1,852,735 2,183,677	393,825 335,866	12,918,293 12,817,729
Brackett B. Denniston, Senior Vice President, General Counsel and Secretary	2008	$1,200,000	$1,850,000	$2,284,110		$1,239,568	$4,000,200	$1,432,870	$250,857	$12,257,605
David R. Nissen, Former President & CEO, GE Money	2008	$1,350,000	$1,310,000	$6,777,594		$2,731,013	$4,169,500	$5,911,944	$190,426	$22,440,477
Robert C. Wright,	2008	$916,667	$2,783,000	—		—	$10,148,300	$1,208,099	$2,080,058	$17,136,124
Former Vice Chairman	2007 2006	2,750,000 2,500,000	7,590,000 6,900,000	$1,943,665 2,516,712		$1,303,005 2,473,683	0 0	1,072,075 2,422,714	1,314,005 1,010,780	15,972,750 17,823,889

1    Each of the named executives contributed a portion of his salary to the company’s 401(k) savings plan.

2    This column represents the dollar amounts recognized for the years shown for the fair value of PSUs and RSUs granted in those years, as well as prior years, in accordance with SFAS 123R. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the named executives. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSUs, fair value is calculated using the closing price of GE stock on the date of grant. For Mr. Nissen, the expense includes the effect of the accelerated vesting of his unvested RSUs upon retirement. Mr. Wright did not receive any RSU awards in 2008 and his prior awards were fully expensed by December 31, 2007. For information on the valuation assumptions, refer to the note on Other Stock-Related Information for the GE financial statements in the Annual Report on Form 10-K for the respective year-end. Refer to note 3 below for a discussion of the calculation of the fair value of PSUs. See the 2008 Grants of Plan-Based Awards table for information on grants awarded in 2008.

3    This amount represents the company’s accounting expense for PSUs pursuant to SFAS 123R and SEC rules. It reflects the expense for all previously granted PSUs, not only those granted in the years shown. Mr. Immelt received 150,000 PSUs in 2008 with a SFAS 123R value of $2,044,650. As set forth on page 13, this amount reflects the MDCC’s view of Mr. Immelt’s equity compensation for 2008. The actual value of PSUs received is different from the accounting expense because it depends on performance: 50% of the PSUs converts into GE stock only if GE’s cash flow from operating activities, adjusted to exclude the effect of unusual events, has grown an average of 10% or more per year over the performance period, and 50% converts into GE stock only if GE’s total shareowner return meets or exceeds that of the S&P 500 over the performance period. Accordingly, Mr. Immelt may receive 0%, 50% or 100% of each PSU grant. For example, as described in the Compensation Discussion and Analysis on page 16, Mr. Immelt only earned 50%, or 125,000 shares valued at $1,387,500 based upon the $11.10 stock price on the vesting date, of the PSUs granted to him in September 2004. Mr. Immelt did not earn the other 50% because the total shareowner return condition was not met. Although the PSUs not earned by Mr. Immelt were cancelled, the related accounting expense of $3,007,000 has been disclosed as compensation to Mr. Immelt over the performance period.

4    This column represents the dollar amounts recognized for the years shown for the fair value of stock options granted in those years, as well as prior years, in accordance with SFAS 123R. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the named executives. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For Mr. Nissen, the expense includes the effect of the accelerated vesting of his unvested stock options upon retirement. Mr. Wright did not receive any stock option awards in 2008 and his prior awards were fully expensed by December 31, 2007. For information on the valuation assumptions, refer to the note on Other Stock-Related Information for the GE financial statements in the Annual Report on Form 10-K for the respective year-end. See the 2008 Grants of Plan-Based Awards table on page 25 for information on stock options awarded in 2008.

5    This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for each of the named executives. The change in pension value in 2008 was $3,475,806, $2,437,513, $3,411,207, $3,225,578, $1,426,243, $5,788,114 and $553,072 for Messrs. Immelt, Sherin, Neal, Rice, Denniston, Nissen and Wright, respectively. The increase in Mr. Immelt’s pension value was primarily due to actuarial present value calculations and not any change in his compensation. In 2008, the above-market earnings on the executive deferred salary plans in which the named executives participated were $87,660, $66,028, $73,732, $103,137, $6,627, $123,830 and $655,027 for Messrs. Immelt, Sherin, Neal, Rice, Denniston, Nissen and Wright, respectively. Pursuant to an early retirement agreement and subject to non-compete and non-solicitation obligations, Mr. Nissen became vested in his accrued pension benefits and entitled to payment of pension benefits to begin as of January 1, 2009. The change in pension value for Mr. Nissen in the above table reflects these provisions of his agreement. See the 2008 Pension Benefits table on page 33 for additional information, including the present value assumptions used in this calculation. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 8.5% to 14% interest contingently credited by the company on salary deferred by the named executives under various executive deferred salary plans in effect between 1987 and 2008. See 2008 Nonqualified Deferred Compensation beginning on page 33 for additional information.

6    See the 2008 All Other Compensation table below for additional information.

2008 All Other Compensation

We provide our named executives with additional benefits, reflected in the table below for 2008, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program. The costs of these benefits constitute only a small percentage of each named executive’s total compensation. In 2009, the MDCC eliminated the tax payments described below and the matching of certain pay in excess of amounts eligible for matching under the 401(k) savings plan.

Name of Executive	Other Benefits[1]	Tax Payments[2]	Value of Supplemental Life Insurance Premiums[3]	Payments Relating to Employee Savings Plan[4]	Total
Immelt	$212,293	$0	$152,476	$8,050	$372,819
Sherin	178,522	14,403	87,743	8,050	288,718
Neal	185,253	0	150,741	8,050	344,044
Rice	130,547	12,915	109,561	8,050	261,073
Denniston	74,943	21,000	146,864	8,050	250,857
Nissen	34,695	4,923	142,758	8,050	190,426
Wright	1,274,024	13,195	784,789	8,050	2,080,058

1    See the 2008 Other Benefits table below for additional information.

2    This column reports amounts reimbursed for the payment of taxes with respect to financial counseling, tax preparation services and the personal use of car service. Starting in 2009, the company will no longer reimburse named executives for the payment of these taxes. See the 2008 Other Benefits table below for the incremental costs associated with providing these services.

3    This column reports taxable payments made to the named executives to cover premiums for universal life insurance policies owned by the executives. These policies include: (1) Executive Life, which provides universal life insurance policies for the named executives totaling $3 million in coverage at the time of enrollment, increased 4% annually thereafter, and (2) Leadership Life, which provides universal life insurance policies for the named executives with coverage of two times their salary plus 100% of their latest bonus payments. The amount for Mr. Wright also includes Supplemental Life, the predecessor plan to Executive Life.

4    This column reports company matching contributions to the named executives’ 401(k) savings accounts of 3.5% of pay up to the limitations imposed under IRS rules. In 2009, the MDCC eliminated matching of certain pay in excess of amounts eligible for matching under the 401(k) savings plan.

2008 Other Benefits

The following table describes other benefits and the incremental cost to the company of providing them in 2008. The total amount of these other benefits is included in the 2008 All Other Compensation table above for each named executive.

Name of Executive	Use of Aircraft[1]	Leased Cars[2]	Financial Counseling and Tax Preparation[3]	Other[4]	Total
Immelt	$189,449	$0	$0	$22,844	$212,293
Sherin	116,673	31,170	20,575	10,104	178,522
Neal	175,060	0	0	10,193	185,253
Rice	69,484	18,534	18,450	24,079	130,547
Denniston	9,713	28,620	30,000	6,610	74,943
Nissen	0	21,040	7,033	6,622	34,695
Wright	244,083	8,832	12,790	1,008,319	1,274,024

1    The calculation of incremental cost for personal use of company aircraft includes the variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft.

2    Includes expenses associated with the leased cars program, such as leasing and management fees, administrative costs and gas allowance.

3    Includes expenses associated with the use of advisors for financial, estate and tax preparation and planning, as well as investment analysis and advice.

4    This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive. These other benefits included: (1) car service fees, (2) home alarm and generator installation, maintenance and monitoring, (3) costs relating to company-sponsored events at Board meetings for the executives‘ spouses, (4) participation in the Executive Products and Lighting Program pursuant to which executives can receive GE appliances or other products with incremental cost calculated based on the fair market value of the products received, and (5) an annual physical examination. For Mr. Wright, the amount includes contributions aggregating $1 million made by the company to charitable organizations upon Mr. Wright’s retirement as a director, as described in more detail on page 38.

2008 Grants of Plan-Based Awards

The following table provides information about equity awards granted to the named executives, other than Messrs. Nissen and Wright, in 2008: (1) the grant date, (2) estimated future payouts under equity incentive plan awards, which consist of the PSUs awarded to Mr. Immelt, (3) the number of shares underlying all other stock awards, which consist of RSUs awarded to certain of the named executives, (4) all other awards, which consist of the number of shares underlying stock options awarded to certain of the named executives, (5) the exercise price of the stock option awards, which reflects the closing price of GE stock on the date of grant, and (6) the grant date fair value of each equity award computed under SFAS 123R.

Name of Executive	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards[1]	All Other Stock Awards: Number of Shares of Stock or Units[2]	All Other Awards: Number of Securities Underlying Options[3]	Exercise or Base Price of Option Awards	Full Grant Date Fair Value[4]
		Maximum
Immelt	12/11/2008	150,000				$2,044,650
Sherin	6/5/2008		100,000			$3,106,000
	9/9/2008		100,000			2,812,000
	9/9/2008			300,000	$28.12	1,560,000
Neal	9/9/2008		100,000			$2,812,000
	9/9/2008			300,000	$28.12	1,560,000
Rice	9/9/2008		100,000			$2,812,000
	9/9/2008			300,000	$28.12	1,560,000
Denniston	9/9/2008		58,334			$1,640,352
	9/9/2008			175,000	$28.12	910,000

1    This column shows the number of PSUs granted in 2008 to Mr. Immelt, which is the maximum number of PSUs that will convert into shares of GE stock at the end of the five-year performance period, if GE achieves the specified performance conditions. The terms of the PSUs are described in note 3 of the 2008 Summary Compensation Table on page 23.

2    This column shows the number of RSUs granted, which will vest and convert into shares of GE stock ratably in five equal annual installments beginning one year from the date of grant and each year thereafter. During the restricted period, each RSU entitles the individual to receive quarterly payments from the company equal to the quarterly dividends on one share of GE stock.

3    This column shows the number of stock options granted, which will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter.

4    This column shows the full grant date fair value of PSUs under SFAS 123R granted to Mr. Immelt, and the full grant date fair value of RSUs and stock options under SFAS 123R granted to the other named executives in the table, in 2008. Generally, the full grant date fair value is the amount that the company will expense in its financial statements over the award’s vesting schedule. See note 3 of the 2008 Summary Compensation Table for a discussion of the fair value calculation related to the PSUs. For RSUs, fair value is calculated using the closing price of GE stock on the grant date of $31.06 and $28.12 as of June 5, 2008 and September 9, 2008, respectively. For stock options, fair value is calculated using the Black Scholes value on the grant date of $5.20 as of September 9, 2008. For additional information on the valuation assumptions, refer to note 24 of the GE financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executives. This table includes unexercised and unvested option awards, unvested RSUs or PSUs with vesting conditions that were not satisfied as of December 31, 2008. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is shown following this table, based on the option or stock award grant date. The option exercise prices shown below indicate rounding with respect to prices prior to 2000, which extended to four decimal points. For additional information about the stock option and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis beginning on page 20.

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Immelt						7/3/1989		60,000	$972,000
						12/20/1991		72,000	1,166,400
						6/23/1995		75,000	1,215,000
						6/26/1998	(a)	112,500	1,822,500
	9/10/1999	375,000		$39.73	9/10/2009
	9/22/2000	350,000		57.31	9/22/2010
	11/24/2000	200,000		49.38	11/24/2010
						11/24/2000		150,000	2,430,000
	7/26/2001	800,000		43.75	7/26/2011
	9/26/2001	400,000		35.48	9/26/2011
	9/13/2002	1,000,000		27.05	9/13/2012
						9/17/2004	(a)			250,000	[2]	$4,050,000
						9/16/2005	(a)			250,000		4,050,000
						9/8/2006	(a)			250,000		4,050,000
						11/2/2007				150,000		2,430,000
						12/11/2008				150,000		2,430,000

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Sherin						12/20/1996		30,000	$486,000
						6/26/1998	(a)	45,000	729,000
						7/29/1999	(a)	30,000	486,000
	9/10/1999	150,000		$39.73	9/10/2009
						6/2/2000		30,000	486,000
	9/22/2000	150,000		57.31	9/22/2010
	7/26/2001	225,000		43.75	7/26/2011
						9/10/2001		25,000	405,000
	9/26/2001	112,500		35.48	9/26/2011
	9/13/2002	350,000		27.05	9/13/2012
	9/12/2003	240,000		31.53	9/12/2013
						9/12/2003	(a)	62,500	1,012,500
	9/17/2004	216,000	54,000	34.22	9/17/2014
						9/17/2004	(b)	30,000	486,000
	9/16/2005	180,000	120,000	34.47	9/16/2015
						9/16/2005	(b)	33,334	540,011
	9/8/2006	100,000	150,000	34.01	9/8/2016
						9/8/2006	(b)	83,334	1,350,011
	9/7/2007	55,000	220,000	38.75	9/7/2017
						9/7/2007		73,334	1,188,011
						6/5/2008		100,000	1,620,000
	9/9/2008		300,000	28.12	9/9/2018
						9/9/2008		100,000	1,620,000
Neal						6/24/1994		60,000	$972,000
						6/23/1995		75,000	1,215,000
						6/26/1998	(a)	45,000	729,000
						7/29/1999	(a)	30,000	486,000
	9/10/1999	135,000		$39.73	9/10/2009
						6/22/2000		30,000	486,000
						7/27/2000	(a)	7,500	121,500
	9/22/2000	125,000		57.31	9/22/2010
	7/26/2001	160,000		43.75	7/26/2011
	9/26/2001	80,000		35.48	9/26/2011
	9/13/2002	250,000		27.05	9/13/2012
	9/12/2003	180,000		31.53	9/12/2013
						9/12/2003	(a)	37,500	607,500
	9/17/2004	168,000	42,000	34.22	9/17/2014
						9/17/2004	(b)	23,334	378,011
						7/1/2005		150,000	2,430,000
	9/16/2005	144,000	96,000	34.47	9/16/2015
						9/16/2005	(b)	26,667	432,005
	9/8/2006	100,000	150,000	34.01	9/8/2016
						9/8/2006	(b)	83,334	1,350,011
	9/7/2007	55,000	220,000	38.75	9/7/2017
						9/7/2007		73,334	1,188,011
	9/9/2008		300,000	28.12	9/9/2018
						9/9/2008		100,000	1,620,000

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Rice						6/23/1995		45,000	$729,000
						6/26/1998	(a)	60,000	972,000
						7/29/1999	(a)	30,000	486,000
	9/10/1999	150,000		$39.73	9/10/2009
						7/27/2000	(a)	30,000	486,000
	9/22/2000	150,000		57.31	9/22/2010
	7/26/2001	225,000		43.75	7/26/2011
						9/10/2001		25,000	405,000
	9/26/2001	112,500		35.48	9/26/2011
	9/13/2002	350,000		27.05	9/13/2012
	9/12/2003	240,000		31.53	9/12/2013
						9/12/2003	(a)	62,500	1,012,500
	9/17/2004	216,000	54,000	34.22	9/17/2014
						9/17/2004	(b)	30,000	486,000
						7/1/2005		150,000	2,430,000
	9/16/2005	180,000	120,000	34.47	9/16/2015
						9/16/2005	(b)	33,334	540,011
	9/8/2006	100,000	150,000	34.01	9/8/2016
						9/8/2006	(b)	83,334	1,350,011
	9/7/2007	55,000	220,000	38.75	9/7/2017
						9/7/2007		73,334	1,188,011
	9/9/2008		300,000	28.12	9/9/2018
						9/9/2008		100,000	1,620,000
Denniston						6/26/1998	(a)	21,956	$355,687
	9/10/1999	54,000		$39.73	9/10/2009
						11/1/1999		21,956	355,687
						7/27/2000	(a)	14,637	237,119
	9/22/2000	45,000		57.31	9/22/2010
	7/26/2001	60,000		43.75	7/26/2011
						9/10/2001		12,273	198,823
	9/26/2001	30,000		35.48	9/26/2011
	9/13/2002	85,000		27.05	9/13/2012
	9/12/2003	60,000		31.53	9/12/2013
						9/12/2003	(a)	17,183	278,365
	9/17/2004	60,000	15,000	34.22	9/17/2014
						9/17/2004	(b)	8,132	131,738
	9/16/2005	63,000	42,000	34.47	9/16/2015
						9/16/2005	(b)	11,385	184,437
	9/8/2006	50,000	75,000	34.01	9/8/2016
						9/8/2006	(b)	40,660	658,692
						7/26/2007		15,610	252,882
	9/7/2007	30,000	120,000	38.75	9/7/2017
						9/7/2007		39,027	632,237
	9/9/2008		175,000	28.12	9/9/2018
						9/9/2008		58,334	945,011

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Nissen						6/26/1998	(b)	19,275	$312,255
						7/29/1999	(b)	19,275	312,255
	9/10/1999	90,000		$39.73	9/10/2009
						7/27/2000	(b)	16,062	260,204
	9/22/2000	80,000		57.31	9/22/2010
	7/26/2001	110,000		43.75	7/26/2011
	9/26/2001	55,000		35.48	9/26/2011
	9/13/2002	200,000		27.05	9/13/2012
	9/12/2003	150,000		31.53	9/12/2013
						9/12/2003	(b)	39,854	645,635
	9/17/2004	180,000		34.22	9/17/2014
						9/17/2004	(b)	19,516	316,159
	9/16/2005	195,000		34.47	9/16/2015
						9/16/2005	(b)	20,619	334,028
						7/27/2006		48,791	790,414
	9/8/2006	175,000		34.01	9/8/2016
						9/8/2006	(b)	56,924	922,169
						9/7/2007		45,258	733,180
Wright	9/10/1999	450,000		$39.73	9/10/2009
	9/22/2000	400,000		57.31	9/22/2010
	7/26/2001	500,000		43.75	7/26/2011
	9/26/2001	250,000		35.48	9/26/2011
	9/13/2002	625,000		27.05	9/13/2012
	9/12/2003	420,000		31.53	9/12/2013
	9/17/2004	420,000		34.22	9/17/2014
	9/16/2005	300,000		34.47	9/16/2015
	9/8/2006	250,000		34.01	9/8/2016

1    The market value of the stock awards and the equity incentive plan awards represents the product of the closing price of GE stock as of December 31, 2008, which was $16.20, and the number of shares underlying each such award. The market value for the equity incentive plan awards, representing PSUs, also assumes the satisfaction of both the cumulative total shareowner return condition and the average cash flow from operating activities condition as of December 31, 2008.

2    Additional information on the actual value realized by Mr. Immelt on this award is in the Compensation Discussion and Analysis on page 16.

(a), (b)    Indicates grants made on the same day with different vesting schedules as set forth in the tables below.

Option Awards Vesting Schedule1

Grant Date	Vesting Schedule
9/10/1999	50% vested in 2002 and 50% vested in 2004
9/22/2000	50% vested in 2003 and 50% vested in 2005
11/24/2000	50% vested in 2003 and 50% vested in 2005
7/26/2001	50% vested in 2003 and 50% vested in 2005
9/26/2001	50% vested in 2004 and 50% vested in 2006
9/13/2002	20% vested each year for five years from date of grant (2003-2007)
9/12/2003	20% vested and vests each year for five years from date of grant (2004-2008)
9/17/2004	20% vested and vests each year for five years from date of grant (2005-2009)
9/16/2005	20% vested and vests each year for five years from date of grant (2006-2010)
9/8/2006	20% vested and vests each year for five years from date of grant (2007-2011)
9/7/2007	20% vested and vests each year for five years from date of grant (2008-2012)
9/9/2008	20% vests each year for five years from date of grant (2009-2013)
[1]	Vesting schedule relates to original awards.

Stock Awards Vesting Schedule1, 2

Grant Date	Vesting Schedule
7/3/1989	Vests upon retirement
12/20/1991	Vests upon retirement
6/24/1994	Vests upon retirement
6/23/1995	Vests upon retirement
12/20/1996	Vests upon retirement
6/26/1998(a)	Vests upon retirement
6/26/1998(b)	50% vests in 2010 and 50% vests in 2011
7/29/1999(a)	Vests upon retirement
7/29/1999(b)	50% vests in 2010 and 50% vests in 2011
11/1/1999	Vests upon retirement
6/2/2000	Vests upon retirement
6/22/2000	Vests upon retirement
7/27/2000(a)	Vests upon retirement
7/27/2000(b)	50% vests in 2010 and 50% vests in 2011
11/24/2000	Vests upon retirement
9/10/2001	Vests upon retirement
9/12/2003(a)	50% vests in 2013 and 50% vests upon retirement
9/12/2003(b)	20% vests in 2010, 20% vests in 2011 and 60% vests in 2013
9/17/2004(a)	Vests upon the satisfaction of performance conditions at the end of 2008 and continued employment through the MDCC meeting in the following February
9/17/2004(b)	Vests in 2009
7/1/2005	One-third vests in 2010, one-third vests in 2015 and one-third vests upon retirement
9/16/2005(a)	Vests upon the satisfaction of performance conditions at the end of 2009 and continued employment through the MDCC meeting in the following February
9/16/2005(b)	Vests in 2010
7/27/2006	25% vests in 2009, 25% vests in 2011, 25% vests in 2013 and 25% vests in 2016
9/8/2006(a)	Vests upon the satisfaction of performance conditions at the end of 2010 and continued employment through the MDCC meeting in the following February
9/8/2006(b)	50% vests in 2009 and 50% vests in 2011
7/26/2007	25% vests in 2009, 25% vests in 2010, 25% vests in 2011 and 25% vests in 2012
9/7/2007	25% vests in 2009, 25% vests in 2010, 25% vests in 2011 and 25% vests in 2012
11/2/2007	Vests upon the satisfaction of performance conditions at the end of 2011 and continued employment through the MDCC meeting in the following February
6/5/2008	20% vests each year for five years from date of grant (2009-2013)
9/9/2008	20% vests each year for five years from date of grant (2009-2013)
12/11/2008	Vests upon the satisfaction of performance conditions at the end of 2013 and continued employment through the MDCC meeting in the following February
[1]	Vesting schedule relates to outstanding awards.
[2]	When an employee turns 60, the company vests and withholds a number of shares sufficient to cover FICA taxes. This vesting is not included in the above table.

2008 Option Exercises and Stock Vested

The following table provides information for the named executives on (1) stock option awards exercised during 2008, including the number of shares acquired upon exercise and the value realized at such time, and (2) the number of shares acquired upon the vesting of stock awards in the form of RSUs and PSUs and the value realized at such time, each before payment of any applicable withholding tax and brokerage commission. As described in the Compensation Discussion and Analysis, these named executives are required to hold the net shares acquired upon the exercise of stock options for at least one year. The exercise prices reported in the notes below indicate rounding, since prices prior to 2000 extended to four decimal points. Mr. Immelt retained all of the shares he acquired upon the exercise of stock options and the vesting of PSUs after payment of taxes and exercise prices. He has not sold any of the shares he acquired upon the exercise of stock options or received upon the vesting of RSUs or PSUs since he became our CEO in 2001 and is committed to continue this practice as long as he serves as our CEO.

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Immelt[1]	270,000	$596,268	215,000	$7,276,675
Sherin[2]	75,000	46,035	122,083	3,221,108
Neal[3]	108,000	238,507	151,750	4,141,009
Rice[4]	120,000	280,908	172,083	4,558,858
Denniston[5]	54,000	120,784	47,708	1,260,158
Nissen[6]	75,000	177,223	121,095	3,504,939
Wright[7]	375,000	697,728	1,419,335	43,144,512

1    Mr. Immelt exercised 270,000 expiring stock options on July 31, 2008, with an exercise price of $26.42 and a market price of $28.63. Upon the vesting of PSUs, he acquired 215,000 shares with a market price of $33.85 on February 8, 2008.

2    Mr. Sherin exercised 75,000 expiring stock options on July 16, 2008, with an exercise price of $26.42 and a market price of $27.03. Upon the vesting of RSUs, he acquired 18,333 shares with a market price of $28.19 on September 7, 2008, 12,500 shares with a market price of $28.10 on September 10, 2008, 57,917 shares with a market price of $26.91 on September 12, 2008 and 33,333 shares with a market price of $23.84 on September 16, 2008.

3    Mr. Neal exercised 108,000 expiring stock options on July 31, 2008, with an exercise price of $26.42 and a market price of $28.63. Upon the vesting of RSUs, he acquired 18,000 shares with a market price of $33.78 on March 14, 2008, 50,000 shares with a market price of $26.76 on July 1, 2008, 18,333 shares with a market price of $28.19 on September 7, 2008, 38,750 shares with a market price of $26.91 on September 12, 2008 and 26,667 shares with a market price of $23.84 on September 16, 2008.

4    Mr. Rice exercised 120,000 expiring stock options on August 6, 2008, with an exercise price of $26.42 and a market price of $28.76. Upon the vesting of RSUs, he acquired 50,000 shares with a market price of $26.76 on July 1, 2008, 18,333 shares with a market price of $28.19 on September 7, 2008, 12,500 shares with a market price of $28.10 on September 10, 2008, 57,917 shares with a market price of $26.91 on September 12, 2008 and 33,333 shares with a market price of $23.84 on September 16, 2008.

5    Mr. Denniston exercised 18,000 expiring stock options on August 29, 2008, with an exercise price of $26.42 and a market price of $28.60, 18,000 expiring stock options on September 4, 2008, with an exercise price of $26.42 and a market price of $28.36, and 18,000 expiring stock options on September 9, 2008, with an exercise price of $26.42 and a market price of $29.00. Upon the vesting of RSUs, he acquired 4,000 shares with a market price of $28.54 on July 26, 2008, 10,000 shares with a market price of $28.19 on September 7, 2008, 6,023 shares with a market price of $28.10 on September 10, 2008, 14,937 shares with a market price of $26.91 on September 12, 2008, 11,385 shares with a market price of $23.84 on September 16, 2008 and 1,363 shares with a market price of $15.81 on November 18, 2008.

6    Mr. Nissen exercised 75,000 expiring stock options on September 8, 2008 with an exercise price of $26.42 and a market price of $28.78. Upon the vesting of RSUs, he acquired 9,832 shares with a market price of $34.63 on February 14, 2008 (to pay FICA taxes), 36,666 shares with a market price of $32.97 on May 1, 2008, 11,666 shares with a market price of $28.19 on September 7, 2008, 41,264 shares with a market price of $26.91 on September 12, 2008 and 21,667 shares with a market price of $23.84 on September 16, 2008.

7    Mr. Wright exercised 175,000 expiring stock options on July 11, 2008, with an exercise price of $26.42 and a market price of $28.06, 125,000 expiring stock options on July 17, 2008, with an exercise price of $26.42 and a market price of $28.00, and expiring 75,000 stock options on July 23, 2008, with an exercise price of $26.42 and a market price of $29.25. Upon the vesting of RSUs, he acquired 690,000 shares with a market price of $32.50 on April 23, 2008, 5,870 shares with a market price of $32.97 on May 1, 2008 (to pay FICA taxes) and 237,465 shares with a market price of $19.50 on November 1, 2008. Upon the vesting of restricted stock, he acquired 270,000 shares with a market price of $32.50 on April 23, 2008 and 216,000 shares with a market price of $32.97 on May 1, 2008.

2008 Pension Benefits

The table below sets forth information on the pension benefits for the named executives under each of the following pension plans:

•

GE Pension Plan. The GE Pension Plan is a funded and tax-qualified retirement program that covers eligible employees. As applicable to the named executives, the plan provides benefits based primarily on a formula that takes into account the named executive’s earnings for each fiscal year. Since 1989, the formula provides an annual benefit accrual equal to 1.45% of the named executive’s earnings for the year up to “covered compensation” and 1.9% of his earnings for the year in excess of “covered compensation.” “Covered compensation” is $40,000 for 2008 and has varied over the years based in part on changes in the average of the Social Security taxable wage bases. The named executive’s annual earnings taken into account under this formula include base salary and up to one-half of his bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($230,000 for 2008). As a result, for service in 2008 the maximum incremental annual benefit a named executive could have earned toward his total pension payments under this formula was $4,190 ($349.16 per month), payable after retirement, as described below. Over the years, we have made special one-time adjustments to this plan that increased eligible participants’ pensions (the last adjustment was made in 2007).

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. Employees vest in the GE Pension Plan after five years of qualifying service. In addition, the plan provides for Social Security supplements and spousal joint and survivor annuity options and requires employee contributions.

Section 415 of the Internal Revenue Code limits the benefits payable under the GE Pension Plan. For 2008, the maximum single life annuity a named executive could receive under these limits would be $185,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution and actual retirement dates.

•

GE Supplementary Pension Plan. The company offers the GE Supplementary Pension Plan to nearly 4,000 eligible employees in the executive-band and above, including the named executives, to provide for retirement benefits above amounts available under the company’s tax-qualified and other pension programs. The Supplementary Pension Plan is unfunded and not qualified for tax purposes. An employee’s annual supplementary pension, when combined with certain amounts payable under the company’s tax-qualified and other pension programs and Social Security, will equal 1.75% of the employee’s “earnings credited for retirement benefits” multiplied by the number of the employee’s years of credited service, up to a maximum of 60% of such earnings credited for retirement benefits. The “earnings credited for retirement benefits” are the employee’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement. Employees are generally not eligible for benefits under the Supplementary Pension Plan if they leave the company prior to reaching age 60. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. The Supplementary Pension Plan provides for spousal joint and survivor annuities. Benefits under this plan are only available to retirees as monthly payments and cannot be received in a lump sum.

•

GE Excess Benefits Plan. The GE Excess Benefits Plan is unfunded and not qualified for tax purposes. Benefits payable under this program are equal to the excess of (1) the amount that would be payable in accordance with the terms of the GE Pension Plan disregarding the limitations imposed pursuant to Section 415 of the Internal Revenue Code over (2) the pension actually payable under the GE Pension Plan taking such Section 415 limitations into account. Benefits under the Excess Benefits Plan for the named executives are generally payable at the same time and in the same manner as the GE Pension Plan benefits. There were no accruals under this plan in 2008, and the company expects only insignificant accruals, if any, under this plan in future years.

The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2008, for the named executives under each plan based upon the assumptions described in note 1.

Name of Executive	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]	Payments During Last Fiscal Year
Immelt	GE Pension Plan	26.532	$792,005	—
	GE Supplementary Pension Plan	26.532	26,517,736	—
	GE Excess Benefits Plan	26.532	934	—
Sherin	GE Pension Plan	27.425	$697,890	—
	GE Supplementary Pension Plan	27.425	12,277,579	—
	GE Excess Benefits Plan	27.425	—	—
Neal	GE Pension Plan	29.233	$1,027,359	—
	GE Supplementary Pension Plan	29.233	22,105,458	—
	GE Excess Benefits Plan	29.233	3,518	—
Rice	GE Pension Plan	30.390	$818,101	—
	GE Supplementary Pension Plan	30.390	16,237,459	—
	GE Excess Benefits Plan	30.390	—	—
Denniston	GE Pension Plan	12.333	$580,313	—
	GE Supplementary Pension Plan	12.333	6,294,793	—
	GE Excess Benefits Plan	12.333	—	—
Nissen[2]	GE Pension Plan	27.252	$1,059,494	—
	GE Supplementary Pension Plan	27.252	17,025,537	—
	GE Excess Benefits Plan	27.252	—	—
	Other Payments	27.252	3,677,096	—
Wright[3]	GE Pension Plan	32.986	$1,390,206	$72,543
	GE Supplementary Pension Plan	39.257	60,289,046	3,060,058
	GE Excess Benefits Plan	32.986	226,419	11,815

1    The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the plans for the period through December 31, 2008. It includes the value of contributions made by the named executives throughout their careers. Except for Messrs. Denniston, Nissen and Wright, the present value has been calculated assuming the named executives will remain in service until age 60, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in note 6 of the GE financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. As described in such note, the discount rate assumption is 6.11%. Although illustration of a present value is required under SEC rules, the named executives are not entitled to receive the present values of their accumulated benefits shown above in a lump sum. The post-retirement mortality assumption is based on the Uninsured Pensioner 1994 Mortality Table projected to 2015. The present values for Messrs. Denniston, Nissen and Wright have been calculated based on their ages of 61, 57 and 65 as of the end of 2008, respectively. The only named executives vested in the GE Supplementary Pension Plan as of December 31, 2008 are Messrs. Denniston, Nissen and Wright.

2    Pursuant to an early retirement agreement and subject to non-compete and non-solicitation obligations, Mr. Nissen became vested in his accrued pension benefits and entitled to payment of pension benefits to begin as of January 1, 2009. The value of the pre-age 60 payments is included in the above table in the line entitled “Other Payments.”

3    The company does not have a policy for granting extra pension service but has done so under the GE Supplementary Pension Plan in exceptional situations. Mr. Wright received credit for an additional six years and four months of service under the GE Supplementary Pension Plan in 1990, which includes the years when he was employed at Cox Communications. The impact of the special service credit was limited to an additional 1.3 years because the maximum replacement ratio of 60% of pensionable earnings was reached upon entitlement of 34.3 years of service. The present value of the accumulated benefit attributable to the additional service is $2,246,174. Mr. Wright received pension payments in 2008 following his retirement in May 2008, as noted above.

2008 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the named executives in 2008, including:

•

Deferral of bonus. Executive-band and above employees, including the named executives, are able to defer all or a portion of their bonus payments in either (1) GE stock (GE Stock Units), (2) an index based on the S&P 500 (the S&P

500 Index Units), or (3) cash units. The participants may change their election among these options four times a year. If a participant elects either to defer bonus payments in GE Stock Units or the S&P 500 Index Units, the company credits a number of such units to the participant’s Deferred Incentive Compensation account based on the respective average price of GE stock and the S&P 500 Index for the 20 trading days preceding the date the Board approves the company’s total bonus allotment.

Deferred cash units earn interest income on the daily outstanding balance in the account based on the prior calendar month’s average yield for U.S. Treasury Notes and Bonds issued with maturities of 10 and 20 years. The interest income does not constitute an “above-market interest rate” as defined by the SEC and is credited to the participant’s account monthly. Deferred GE Stock Units and S&P 500 Index Units earn dividend equivalent income on such units held as of the start of trading on the NYSE ex-dividend date equal to (1) for GE Stock Units, the quarterly dividend declared by the GE Board, or (2) for S&P 500 Index Units, the quarterly dividend as declared by Standard & Poor’s for the S&P 500 Index for the preceding calendar quarter. Participants are permitted to receive their deferred compensation balance upon termination of employment either through a lump sum payment or in annual installments over 10 to 20 years.

Prior to 2009, the company also awarded a special discretionary credit to the named executive’s account, as a result of the limitations imposed by U.S. income tax regulations on the amount of compensation that an employee may save under the company’s 401(k) savings plan, and, consequently, the amount of matching contributions the company can make under that plan. The amount of the discretionary credit was calculated by multiplying 3.5% to an amount determined from the named executive’s non-deferred base salary, plus the lesser of half the bonus amount or non-deferred bonus amount, and subtracting the maximum compensation permitted to be considered under the 401(k) savings plan. Participants who made contributions after 2004 are paid in ten annual installments following termination of employment. The MDCC eliminated this special discretionary credit in February 2009.

•

Deferral of salary. Executive-band and above employees have historically been able to defer their salary payments under executive deferred salary plans. These plans have generally been offered every three years and were available to approximately 4,000 eligible employees in the company who are subject to U.S. federal income taxes. Individuals who were named executives at the time a deferred salary plan was initiated were not offered the opportunity to participate. The deferred salary plans pay accrued interest, including an above-market interest rate as defined by the SEC, ranging from 8.5% to 14%, compounded annually. Early termination before the vesting date will result in a payout of the deferred amount with no interest income paid, with exceptions for events such as retirement, death and disability. With respect to distributions under all deferred salary plans, participants were provided an election to receive either a lump sum payment or 10 to 20 annual installments.

•

Deferral of long-term performance awards. The long-term performance awards for the 1994 to 1996 performance period, which were paid out in 1997, permitted the participating executives to defer some or all of a portion of the payout into GE Stock Units. The terms of this deferral with respect to credits earned and dividend income are similar to the bonus deferral described above. Of the named executives, only Messrs. Neal and Wright participated in this deferral.

The company makes all decisions with respect to the measures for calculating interest or other earnings on the nonqualified deferred compensation plans. The named executives cannot withdraw any amounts from their deferred compensation balances until they either leave or retire from the company. No withdrawals or distributions were made in 2008.

Name of Executive	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[1,2]	Aggregate Earnings in Last Fiscal Year[1,3]	Aggregate Balance at Last Fiscal Year-End[4]
Immelt	Deferred bonus plans	$0	$0	($1,481,244)	$1,407,182
	Deferred salary plans	—	—	272,323	2,540,566
Sherin	Deferred bonus plans	$0	$84,100	($215,480)	$396,698
	Deferred salary plans	—	—	194,383	2,050,982

Name of Executive	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[1,2]	Aggregate Earnings in Last Fiscal Year[1,3]	Aggregate Balance at Last Fiscal Year-End[4]
Neal	Deferred bonus plans	$0	$104,100	($1,016,874)	$1,213,419
	Deferred salary plans	—	—	242,143	2,274,520
	Deferred long-term performance awards	—	—	(1,729,441)	1,460,054
Rice	Deferred bonus plans	$0	$91,000	($3,483,802)	$5,835,248
	Deferred salary plans	—	—	317,139	3,314,645
Denniston	Deferred bonus plans	$0	$55,100	($155,705)	$239,299
	Deferred salary plans	—	—	18,997	230,041
Nissen[5]	Deferred bonus plans	$0	$83,400	($2,286,514)	$3,511,156
	Deferred salary plans	—	—	398,561	4,015,362
Wright	Deferred bonus plans	$0	$209,100	($12,088,104)	$10,640,594
	Deferred salary plans	—	—	1,936,810	17,905,575
	Deferred long-term performance awards	—	—	(2,147,279)	1,812,807

1    The amounts reported are limited to deferred compensation contributed or earned during 2008. They do not include any amounts reported as part of 2008 compensation in the 2008 Summary Compensation Table on page 23, which were credited to the named executive’s deferred account plan, if any, in 2009, and are described in the notes to that table.

2    Reflects the 3.5% special discretionary credit to the deferred bonus account as described above.

3    Reflects earnings on each type of deferred compensation listed in this section. The earnings on deferred bonus payments and deferred long-term performance awards do not include any company or named executive contributions, and are calculated based on the (1) total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2008, less the (2) total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2007. The earnings on the executive deferred salary plans are calculated based on the total amount of interest earned. See the 2008 Summary Compensation Table on page 23 for the above-market portion of those interest earnings in 2008.

4    Includes interest income for Mr. Sherin ($54,655) and Mr. Rice ($69,561) credited to the account under the 2006 Executive Deferred Salary Plan for which they have not yet met the vesting requirements. If either of these executives were to leave the company prior to vesting, he ceases to be entitled to receive the credited interest income. The fiscal year-end balance reported for the deferred bonus plans includes the following amounts that were previously reported in the 2008 Summary Compensation Table as compensation for 2006 or 2007: Immelt ($107,800), Sherin ($137,800), Neal ($194,400), Rice ($1,420,900) and Wright ($398,600). The fiscal year-end balance reported for the deferred salary plans includes the following amounts that were previously reported in the 2008 Summary Compensation Table as compensation for 2006 or 2007: Immelt ($148,224), Sherin ($674,540), Neal ($124,663), Rice ($891,235) and Wright ($1,104,024). None of the fiscal year-end balances reported for the deferred long-term performance awards was reported in the 2008 Summary Compensation Table as 2006 or 2007 compensation.

5    Pursuant to his early retirement agreement, Mr. Nissen’s deferrals under the 2006 Executive Deferred Salary Plan will continue to accrue interest at a rate of 8.5% and other deferrals will continue to accrue earnings and losses until distributed. Deferrals will be distributed to Mr. Nissen beginning after December 31, 2008.

Potential Payments upon Termination

As described in the Compensation Discussion and Analysis, the named executives do not have employment, severance or change of control agreements with the company. The information below describes and quantifies certain compensation that is payable under existing plans and arrangements based on the executive’s actual termination of employment or that would become payable if the named executive’s employment had terminated on December 31, 2008, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2005, such as distributions under the GE 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, the company’s stock price and the executive’s age.

Equity Awards. If a named executive retires at age 60 or thereafter, any unvested equity awards held for at least one year become fully vested. If one of the named executives were to die or become disabled, any unexercisable stock options granted a year or more before the date of that event would become exercisable and remain exercisable until the expiration date of the grant. Remaining restrictions on RSUs that were awarded at least a year prior to the event may lapse immediately in some cases, depending on the terms of the particular award. PSUs are cancelled upon events of death or disability. For these purposes, “disability” generally means disability resulting in the named executive being unable to perform his job. The following table provides the intrinsic value (that is, the value based upon the company’s stock price, and in the case of stock options minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled as of December 31, 2008.

	Upon Death		Upon Disability
Name of Executive	Stock Options[1]	RSUs	Stock Options[1]	RSUs
Immelt[2]	$0	$6,633,900	$0	$0
Sherin	0	10,408,532	0	3,564,032
Neal	0	12,015,038	0	3,348,038
Rice	0	11,704,532	0	3,564,032
Denniston[3]	0	4,230,679	N/A	N/A
Nissen[4]	N/A	N/A	N/A	N/A
Wright[5]	N/A	N/A	N/A	N/A

1    Stock option values are $0 because all exercise prices are above our stock price as of December 31, 2008.

2    All of Mr. Immelt’s outstanding options are fully vested and exercisable.

3    As he was retirement-eligible as of December 31, 2008, Mr. Denniston would be eligible to receive retirement benefits instead of the disability benefits. If Mr. Denniston had retired on December 31, 2008, the intrinsic value of unvested stock options that would have become exercisable is $0, and the intrinsic value of RSUs that would have vested is $3,285,668.

4    Mr. Nissen retired on January 1, 2009. Pursuant to an early retirement agreement and subject to non-compete and non-solicitation obligations, upon Mr. Nissen’s retirement, all of his unvested equity awards became fully vested. The effect of this accelerated vesting is reflected in the expenses associated with the awards reported in the Stock Awards and Option Awards column of the 2008 Summary Compensation Table. The intrinsic value of the unvested stock options that became exercisable was $0, and the intrinsic value of unvested RSUs was $4,626,299.

5    Mr. Wright retired on May 1, 2008. Upon Mr. Wright’s retirement, all of his unvested equity awards became fully vested. The intrinsic value of the unvested stock options that became exercisable was $0, and there were no unvested RSUs.

Deferred Compensation. The named executives are entitled to receive the amount in their deferred compensation accounts in the event of termination of employment, except that under the 2006 Executive Deferred Salary Plan, certain named executives would forfeit the unvested interest income as indicated in note 4 of the 2008 Nonqualified Deferred Compensation table on page 35 upon a termination for reasons other than retirement, death or disability. The account balances continue to be credited with increases or decreases reflecting changes in the value of the GE Stock Units or S&P 500 Index Units and to accrue interest income or dividend payments, as applicable, between the termination event and the date that distributions are made. Therefore, amounts received by the named executives will differ from those shown in the 2008 Nonqualified Deferred Compensation table. See the narrative accompanying that table for information on the available types of distribution under each deferral plan.

Pension Benefits. The 2008 Pension Benefits table on page 33 describes the general terms of each pension plan in which the named executives participate, the years of credited service and the present value of each named executive’s accumulated pension benefit, assuming payment begins at age 60 or, for Messrs. Nissen and Wright, the dates of their respective retirement and for Mr. Denniston, January 1, 2009. The table below provides the pension benefits that would have become payable if the named executives had died, become disabled or voluntarily terminated as of December 31, 2008.

•

In the event of death before retirement, the surviving spouse may receive a benefit based upon the accrued pension benefits under the GE Pension Plan and GE Excess Benefits Plan either (1) in the form of an annuity as if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) as an immediate lump sum payment based on five years of pension distributions. The surviving spouse may also receive a lump sum payment under the GE Supplementary Pension Plan based on the greater of the value of (1) the

50% survivor annuity that the spouse would have received under that plan if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) five years of pension distributions under that plan. The amounts payable depend on several factors, including employee contributions and the ages of the named executive and the surviving spouse. The survivors of each of the named executives would be entitled to receive any annuity distributions promptly following death.

•

In the event a disability occurs before retirement, the named executive may receive an annuity payment of accrued pension benefits, payable immediately and reduced for commencement before age 60. The amount of disability payment will also vary depending on a variety of factors.

The table below shows, for the named executives other than Mr. Wright, the lump sum payable to the surviving spouse in the case of the named executive’s death on December 31, 2008. It also reflects the annual annuity payment payable (1) for the life of the surviving spouse in the case of the named executive’s death on December 31, 2008, (2) for the named executives other than Messrs. Denniston, Nissen and Wright, as a 50% joint and survivor annuity to the named executive in the case of disability on December 31, 2008, and (3) for the named executives other than Messrs. Denniston, Nissen and Wright, as a 50% joint and survivor annuity to such executive payable after age 60 upon voluntary termination on December 31, 2008. The annuity payments upon voluntary termination do not include any payments under the GE Supplementary Pension Plan because it is forfeited upon voluntary termination before age 60. Payments would be made on a monthly basis.

Name of Executive	Lump Sum upon Death	Annual Annuity upon Death	Annual Annuity upon Disability	Annual Annuity Payable at Age 60 after Voluntary Termination
Immelt	$22,181,320	$45,205	$2,908,947	$93,749
Sherin	13,171,881	43,649	1,623,692	97,031
Neal	17,103,735	50,881	2,067,014	103,379
Rice	15,815,052	46,871	1,878,793	100,873
Denniston[1]	3,292,867	25,600	N/A	N/A
Nissen[2]	13,311,421	47,767	N/A	N/A
Wright[3]	N/A	4,845,496	N/A	N/A

1    As he was retirement-eligible as of December 31, 2008, Mr. Denniston would be eligible to receive retirement benefits instead of disability and voluntary termination benefits. If Mr. Denniston had retired on December 31, 2008, his annual pension benefit payable as a 50% joint and survivor annuity would be $545,794.

2    Mr. Nissen retired on January 1, 2009 at age 57 pursuant to an early retirement agreement. As of January 1, 2009, Mr. Nissen became entitled to a 50% joint and survivor annuity of $1,571,991 per year plus temporary early retirement supplements of $5,559 per year pursuant to that agreement. In the event of his subsequent death, his surviving spouse would receive $785,996 per year under such annuity, and the death benefits shown above for Mr. Nissen would no longer apply.

3    Mr. Wright retired on May 1, 2008. Mr. Wright is eligible to receive retirement benefits instead of disability and voluntary termination benefits. As of December 31, 2008, the annual annuity payment payable as a 100% joint and survivor annuity under his pension benefits would be $4,845,496.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the named executives, see the 2008 All Other Compensation table on page 24. If the named executives had died on December 31, 2008, the survivors of Messrs. Immelt, Sherin, Neal, Rice, Denniston, Nissen and Wright would have received $22,428,626, $13,162,558, $14,807,860, $13,047,860, $9,045,346, $11,679,252 and $26,615,662, respectively, under this arrangement. The company would continue to pay the premiums in the event of a disability until such time as the policy is fully funded.

Other Benefits. In connection with his retirement, Mr. Nissen and the company entered into an early retirement agreement pursuant to which Mr. Nissen will receive benefits comparable to those he would have received, had he retired at age 60 instead of age 57. Receipt of these benefits is conditioned upon Mr. Nissen’s compliance with non-compete and non-solicitation obligations. Pursuant to these obligations, for a period of two years commencing in March 2008, Mr. Nissen may not, without the prior written consent of the company, (1) enter into any employment or contractual relationship to provide services to any competitor of the company in the consumer finance industry, or (2) solicit any person who is an employee of the company to terminate his relationship with the company. In addition to the equity and pension benefits described in the tables above, under the terms of the agreement, he received a $1,310,000 cash bonus, a 50% decrease from 2007, and $4,169,500, a pro-rata portion of the total payout under his long-term performance award measured through June 2008, each of which is reported in the 2008 Summary Compensation Table on page 23.

2008 Non-management Directors’ Compensation

The current compensation and benefit program for non-management directors has been in effect since 2003 and is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of GE’s size and scope; compensation should align directors’ interests with the long-term interests of shareowners; and the structure of the compensation should be simple, transparent and easy for shareowners to understand. The table below on non-management directors’ compensation includes the following compensation elements:

Annual Compensation. In 2008, annual compensation of $250,000 was paid to each non-management director in four installments following the end of each quarter of service, 40% (or $100,000) in cash and 60% (or $150,000) in deferred stock units (DSUs). There are no meeting fees. Non-management directors have the option of deferring some or all of their cash compensation in DSUs. Each DSU is equal in value to a share of GE stock and is fully vested upon grant, but does not have voting rights. DSUs accumulate quarterly dividend equivalent payments, which are reinvested into additional DSUs. The DSUs will be paid out in cash to non-management directors beginning one year after they leave the Board. Directors may elect to take their DSU payments as a lump sum or in payments spread out for up to ten years.

Audit Committee Compensation and MDCC Compensation. Additional compensation, equal to 10% of the $250,000 annual compensation, was paid to directors serving on the Audit Committee and the MDCC due to the workload and broad-based responsibilities of these two committees. Directors serving on both committees received additional compensation equal to 20% of their annual compensation. This additional compensation was paid in the same 40%/60% proportion between cash and DSUs, respectively, and was payable in the same manner as the annual compensation.

All Other Compensation. The column below showing “All Other Compensation” includes the following items:

1.    Executive Products and Lighting Program. Non-management directors participate in our Executive Products and Lighting Program on the same basis as our named executives. Under this program, upon their request, directors can receive GE appliances or other products. Incremental cost is calculated based on the fair market value of the products received.

2.    Matching Gifts Programs. Non-management directors may participate in the GE Foundation’s Matching Gifts Programs on the same terms as GE’s executive officers. Under the GE Foundation’s regular Matching Gift Program, the GE Foundation matches up to $50,000 a year in contributions by any employee or director to approved charitable organizations. In addition, effective December 18, 2008, the GE Foundation announced a unique food and shelter Matching Gifts Program that will match up to $25,000 in contributions by any employee or director to qualified food and shelter organizations on a two-for-one basis (for a possible additional $50,000 match per individual). The amounts shown in note 3 of the table below represent all company matches registered by the director with the company as of December 31, 2008.

3.    Charitable Award Program. GE maintains a plan that permits each director to designate up to five charitable organizations (excluding a director’s private foundation) to share in a $1 million contribution to be made by the company upon the director’s termination of service. The company will fund the contribution from corporate assets upon such termination. To avoid any appearance that a director might be unduly influenced by the prospect of receiving this benefit at retirement, the award vests upon the commencement of board service. In connection with Mr. Wright’s retirement as a director in 2008, GE made charitable donations aggregating $1 million to four charitable organizations designated by Mr. Wright, as reported in the 2008 Summary Compensation Table.

4.    Incidental Board Meeting Expenses. The company occasionally sponsors activities for spouses or other guests of the directors in connection with board meetings. The table includes the incremental costs incurred by the company in connection with these activities.

Name of Director	Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
James I. Cash, Jr.	$110,000	$161,583	$28,945	$300,528
William M. Castell	100,000	146,894	580	247,474
Ann M. Fudge	50,000	173,382	38,358	261,740
Claudio X. Gonzalez	0	293,788	2,438	296,226
Susan Hockfield	100,000	146,894	11,061	257,955
Andrea Jung	110,000	161,583	49,315	320,898

Name of Director	Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
Alan G. Lafley	0	244,823	53,018	297,841
Robert W. Lane	0	269,306	3,864	273,170
Ralph S. Larsen	0	269,306	53,018	322,324
Rochelle B. Lazarus	0	244,823	56,201	301,024
James J. Mulva	12,500	137,933	1,854	152,287
Sam Nunn	0	269,306	44,529	313,835
Roger S. Penske	0	244,823	580	245,403
Robert J. Swieringa	44,000	226,217	43,230	313,447
Douglas A. Warner III	120,000	176,273	11,549	307,822

[1] This	column reports the amount of cash compensation received for 2008 Board and committee service.

2    This column represents the dollar amount recognized upon grant for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of DSUs granted in 2008. The grants of DSUs are made following each quarter of service, and the grant date fair value at the time of grant is the number of DSUs multiplied by the closing price of GE stock on the date of grant, which was $37.01, $26.69, $25.50 and $16.20 on March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, respectively. The directors had the following aggregate number of DSUs outstanding at 2008 fiscal year-end: Mr. Cash (41,796), Mr. Castell (13,755), Ms. Fudge (60,929), Mr. Gonzalez (157,875), Ms. Hockfield (10,282), Ms. Jung (49,071), Mr. Lafley (56,116), Mr. Lane (32,798), Mr. Larsen (60,904), Ms. Lazarus (66,952), Mr. Mulva (6,734), Mr. Nunn (92,423), Mr. Penske (113,554), Mr. Swieringa (52,701) and Mr. Warner (45,358). We ceased granting stock options to directors in 2002, and there were no amounts recognized for financial statement reporting purposes for the 2008 fiscal year from stock options previously granted to the directors. The following directors have outstanding option awards at 2008 fiscal year-end: Mr. Cash (72,000), Ms. Fudge (54,000), Mr. Gonzalez (72,000), Ms. Jung (72,000), Ms. Lazarus (36,000), Mr. Nunn (72,000), Mr. Penske (72,000) and Mr. Warner (72,000). Mr. Castell has 200,000 stock options outstanding, which were previously granted to him as an executive of the company.

3    This column represents participation in the Matching Gifts Program and the Executive Products and Lighting Program as well as incidental board meeting expenses (Incidentals) with individual amounts as follows: Mr. Cash participated in the Executive Products and Lighting Program ($10,914) and the Matching Gifts Program ($15,593) and incurred Incidentals ($2,438). Mr. Castell incurred Incidentals ($580). Ms. Fudge participated in the Executive Products and Lighting Program ($1,370) and the Matching Gifts Program ($34,550) and incurred Incidentals ($2,438). Mr.Gonzalez incurred Incidentals ($2,438). Ms. Hockfield participated in the Matching Gifts Program ($9,450) and incurred Incidentals ($1,611). Ms. Jung participated in the Executive Products and Lighting Program ($16,804) and the Matching Gifts Program ($30,073) and incurred Incidentals ($2,438). Mr. Lafley participated in the Matching Gifts Program ($50,000) and incurred Incidentals ($3,018). Mr. Lane participated in the Executive Products and Lighting Program ($1,430) and incurred Incidentals ($2,434). Mr. Larsen participated in the Matching Gifts Program ($50,000) and incurred Incidentals ($3,018). Ms. Lazarus participated in the Executive Products and Lighting Program ($3,763) and the Matching Gifts Program ($50,000) and incurred Incidentals ($2,438). Mr. Mulva incurred Incidentals ($1,854). Mr. Nunn participated in the Executive Products and Lighting Program ($116) and the Matching Gifts Program ($41,975) and incurred Incidentals ($2,438). Mr. Penske incurred Incidentals ($580). Mr. Swieringa participated in the Matching Gifts Program ($40,212) and incurred Incidentals ($3,018). Mr. Warner participated in the Executive Products and Lighting Program ($9,111) and incurred Incidentals ($2,438).

No Other Compensation. Non-management directors do not receive any non-equity incentive compensation, hold deferred compensation balances or receive pension benefits. Since 2003, DSUs have been the only equity incentive compensation awarded to the non-management directors. Any outstanding stock options held by non-management directors from prior years’ grants are subject to the same holding period requirement as stock options held by named executives. Specifically, like the named executives, the non-management directors are required to hold for at least one year the net shares obtained from exercising stock options after selling sufficient shares to cover the exercise price, taxes and broker commissions.

Share Ownership Requirement. All non-management directors are required to hold at least $500,000 worth of GE stock and/or DSUs while serving as a director of GE. Directors have five years to attain this ownership threshold. All directors are in compliance with this requirement.

Insurance. GE has provided liability insurance for its directors and officers since 1968. Corporate Officers & Directors Assurance Ltd., XL Insurance and Max Re are the principal underwriters of the current coverage, which extends until June 11, 2009. The annual cost of this coverage is approximately $18.1 million.

Information on Stock Ownership

The following table includes all GE stock-based holdings, as of December 31, 2008, of our directors and the named executives, and our directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings
Name	Stock[1]	Total[2]	Name	Stock[1]	Total[2]
James I. Cash, Jr.	94,136	135,932	Rochelle B. Lazarus[3]	71,582	138,534
William M. Castell	280,273	294,028	James J. Mulva[3]	4,105	10,839
Brackett B. Denniston	644,985	1,341,454	Michael A. Neal	2,054,176	3,738,734
Ann M. Fudge	59,596	120,525	David Nissen[3]	1,500,191	1,908,129
Claudio X. Gonzalez	380,337	538,212	Sam Nunn	108,000	200,423
Susan Hockfield	0	10,282	Roger S. Penske	168,000	281,554
Jeffrey R. Immelt	5,059,270	6,344,053	John G. Rice[3]	2,188,939	3,794,625
Andrea Jung[3]	79,519	128,590	Keith S. Sherin[3]	2,077,366	3,575,508
Alan G. Lafley[3]	29,828	85,944	Robert J. Swieringa	3,732	56,433
Robert W. Lane	14,500	47,298	Douglas A. Warner III[3]	230,523	275,881
Ralph S. Larsen[3]	135,265	196,169	Robert C. Wright	3,895,736	4,638,408
Common stock holdings of all directors and executive officers as a group were 20,912,945.[4]

1    This column lists beneficial ownership of voting securities as calculated under SEC rules, including restricted stock held by certain of the named executives over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director or named executive has sole voting and investment power over the shares reported. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: Mr. Cash (72,000), Mr. Castell (200,000), Mr. Denniston (537,000), Ms. Fudge (54,000), Mr. Gonzalez (72,000), Mr. Immelt (3,125,000), Ms. Jung (72,000), Ms. Lazarus (36,000), Mr. Neal (1,397,000), Mr. Nunn (72,000), Mr. Penske (72,000), Mr. Rice (1,778,500), Mr. Sherin (1,778,500), Mr. Warner (72,000) and Mr. Wright (3,615,000). No director or named executive owns more than one-tenth of one percent of the total outstanding shares.

2    This column shows the individual’s total GE stock-based holdings, including the voting securities shown in the “Stock” column (as described in note 1), plus non-voting interests, including, as appropriate, PSUs, RSUs, DSUs, deferred compensation accounted for as units of GE stock and stock options which will not vest or become exercisable within 60 days.

3    Both columns include the following numbers of shares over which the identified director or named executive has shared voting and investment power but as to which he or she disclaims beneficial interest: Ms. Jung (69), Mr. Lafley (700), Mr. Larsen (7,500), Ms. Lazarus (5,300), Mr. Mulva (3,595), Mr. Nissen (14,046), Mr. Rice (440), Mr. Sherin (13,393) and Mr. Warner (1,200).

4    Includes (1) 15,652,000 shares that may be acquired pursuant to stock options that will become exercisable within 60 days, (2) 46,451 shares over which there is shared voting and investment power, and (3) 60,000 shares over which there is sole voting power but no investment power. The directors and executive officers as a group do not own more than one percent of the total outstanding shares.

Related Person Transactions

Review and Approval of Related Person Transactions. We review relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. There are currently no 5% or more shareowners. The company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in this proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Prior to 2009, the Audit Committee was responsible for reviewing and approving related person transactions. As set forth in the Nominating and Corporate Governance Committee’s key practices, which are available on GE’s website at www.ge.com/pdf/company/governance/board/nominating_comm_key_practices08.pdf, in the course of its review and approval or ratification of a disclosable related person transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Person Transactions. Mr. Penske has a direct financial interest in and controls Penske Corporation (PC), which is privately held. Penske Truck Leasing Corporation (PTLC), a subsidiary of PC, is the general partner of Penske Truck Leasing Co., L.P. (Truck Leasing, L.P.). PTLC and Penske Automotive Group (PAG), also an affiliate of PC, currently own 49.1% of the partnership interests in Truck Leasing, L.P. GE Capital owns the remaining 50.9% interest. GE has consolidated Truck Leasing L.P. in GE’s financial statements since 2004. GE Capital extends acquisition and working capital loans and guarantees to the partnership, and those totaled approximately $6.0 billion as of December 31, 2008. The largest amount outstanding during 2008 did not exceed $6.8 billion. Interest rates, which are based on loan duration and currency, ranged from 2.58% to 13.67% in 2008. GE Capital provides this funding under facilities due in 2018 under the same terms and conditions as those extended to its operating subsidiaries.

In June 2008, GE Capital sold to PAG a 9% partnership interest in Truck Leasing, L.P. for $216 million in cash, reducing the GE Capital limited partnership interest from 60% to 51%, and the partnership’s $7.5 billion revolving credit agreement with GE Capital was amended to allow GE Capital to refinance if the partnership and its new debt achieve an investment grade rating. In September 2008, the partnership further reduced the GE Capital limited partnership interest from 51% to 50.9% by means of a disproportionate distribution of $4.9 million to GE Capital. The partnership agreement between GE Capital and PTLC extends to 2018.

In addition, various GE businesses have arm’s-length commercial dealings with Penske entities, none of which is material individually or in the aggregate.

Upon Mr. Wright’s retirement from GE in 2008, Mr. Wright assumed GE’s lease of his office space in New York City at the same rates GE was paying, with GE remaining the secondary obligor. The annual lease payments are $246,000 plus operating costs for a one-year term with a potential three-year renewal. Mr. Wright also reimbursed GE for leasehold improvements and personal property at the office and for a generator that had been installed at his residence. The total reimbursement amount was $210,230. All values were determined at net book value or through third party appraisals.

Mr. Wright’s son-in-law was a vice president at GE Asset Management and earned approximately $160,000 in base salary prior to leaving GE in 2008. His compensation was commensurate with his peers.

The Audit Committee reviewed and approved or ratified these transactions.

Audit Committee Report

The Audit Committee reviews GE’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. KPMG LLP (KPMG), our company’s independent auditor for 2008, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the company’s internal control over financial reporting.

In this context, the committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2008 and KPMG’s evaluation of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. KPMG has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee has discussed with KPMG that firm’s independence. The committee has concluded that KPMG’s provision of audit and non-audit services to GE and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in our Annual Report on Form 10-K for 2008 for filing with the SEC. This report is provided by the following independent directors, who comprise the committee:

Douglas A. Warner III (Chairman)	Robert W. Lane
James I. Cash, Jr.	Robert J. Swieringa
Claudio X. Gonzalez

Independent Auditor

On behalf of GE and its affiliates, the Audit Committee retained KPMG to audit our consolidated financial statements and our internal control over financial reporting for 2008. In addition, the Audit Committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2008. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. It is the committee’s goal that the fees that the company pays KPMG for non-audit services should not exceed the audit fees paid to KPMG, a goal that the company achieved in 2008 and 2007.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. Specifically, the committee has pre-approved the use of KPMG for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services, internal control reviews, tax compliance and advisory services, employee benefit plan audits and reviews and procedures that the company requests KPMG to undertake to provide assurances of accuracy on matters not required by laws or regulations, such as agreed-upon procedures letters. In each case, the committee has also set a specific annual limit on the amount of such services that the company would obtain from KPMG, and has required management to report the specific engagements to the committee on a quarterly basis and obtain specific pre-approval from the committee for any engagement over $1,000,000. Notwithstanding the foregoing, any engagement of the independent auditor to provide internal control-related services must be specifically pre-approved by the committee. For all tax services, the committee must periodically review the details of each such engagement. The chair of the committee is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG in 2008 and 2007 for these various services were:

Type of Fees	2008	2007
	(in millions)
Audit Fees	$94.3	$81.4
Audit-Related Fees	31.5	30.8
Tax Fees	7.2	10.3
All Other Fees	0.0	0.0

Total	$133.0	$122.5

In the above table, in accordance with the SEC’s rules, “audit fees” are fees that GE paid to KPMG for the audit of GE’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Report on Form 10-Qs, for the audit of GE’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of GE’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. “Audit-related fees” also include merger and acquisition due diligence and audit services and employee benefit plan audits. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Our Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. These restrictions are contained in our Audit Committee key practices, which are published on GE’s website under the Governance section of Our Company at www.ge.com/pdf/company/governance/board/audit_key_practices08.pdf. The committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

Ratification of Selection of Independent Auditor

For purposes of determining whether to select KPMG as the independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2009, the Audit Committee conducted a thorough review of KPMG’s performance. The committee considered:

•	KPMG’s historical and recent performance on the GE audit, including the quality of the GE engagement team and the firm’s experience, client service, responsiveness and technical expertise;

•	the firm’s leadership, management structure, client and employee retention and compliance and ethics programs;

•	the record of the firm against comparable accounting firms in various matters, such as regulatory, litigation and accounting matters;

•	the PCAOB report of selected KPMG audits;

•	the firm’s financial strength and performance;

•	the appropriateness of fees charged;

•	the firm’s familiarity with GE’s accounting policies and practices and internal control over financial reporting; and

•	the firm’s role and performance in matters within the scope of the company’s ongoing SEC accounting investigation.

In the course of assisting the committee in its review, company representatives interviewed senior management of KPMG with respect to certain of the matters listed above. KPMG was our independent auditor for the year ended December 31, 2008. The firm is a registered public accounting firm.

KPMG representatives are expected to attend the 2009 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to shareowner questions.

We are asking our shareowners to ratify the selection of KPMG as our independent auditor. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG to our shareowners for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareowners.

Your Board of Directors recommends a vote FOR the following proposal:

RESOLVED: that the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP, Stamford Square, Stamford, Connecticut, as independent auditor for the company for the year 2009 is hereby ratified.

Shareowner Proposals

The following shareowner proposals will be voted on at the 2009 Annual Meeting only if properly presented by or on behalf of the shareowner proponent. Some of the following shareowner proposals contain assertions about GE that we believe are incorrect. We have not attempted to refute all of the inaccuracies. However, the Board of Directors has recommended a vote on each of these proposals for the reasons set forth following each proposal. Share holdings of the various shareowner proponents will be supplied upon oral or written request.

•	Shareowner Proposal No. 1—Cumulative Voting

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, has notified us that she intends to present the following proposal at this year’s meeting:

RESOLVED: That the stockholders of GE, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS: Many states have mandatory cumulative voting, so do National Banks.

In addition, many corporations have adopted cumulative voting.

Last year the owerns [sic] of 2,316,043,920 shares, representing approximagely [sic] 35.2% of shares voting voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution.

Your Board of Directors recommends a vote AGAINST this proposal.

Each share of GE common stock is entitled to one vote for each director nominee. In uncontested director elections, like the one covered by this proxy statement, GE directors are elected by an affirmative majority of the votes cast, and in contested elections, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast. The Board believes that this voting system is fair and most likely to produce an effective board of directors that will represent the interests of all the company’s shareowners. We believe that this shareowner proposal is contrary to the goals of broader shareowner representation reflected in our existing director election standard. Implementation of this shareowner proposal could potentially allow a small shareowner group to have a disproportionate effect on the election of directors, possibly leading to the election of directors who advocate the positions of the groups responsible for their election or the defeat of directors who disagree with their positions, rather than positions which are in the best interests of all shareowners. Because each director oversees the management of the company for the benefit of all shareowners, the Board believes that it is appropriately addressing shareowner concerns over the election process and that cumulative voting would not be in the best interests of all shareowners. The Board, therefore, recommends a vote against the proposal.

•	Shareowner Proposal No. 2—Executive Compensation Advisory Vote

Walden Asset Management, One Beacon Street, Boston, MA 02108, and the Communications Workers of America (on behalf of the CWA Members’ Relief Fund), 501 Third Street, N.W., Washington, D.C. 20001, have notified us that their representatives intend to present the following proposal at this year’s meeting:

RESOLVED, that shareholders of General Electric request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement:

Investors are increasingly concerned about mushrooming executive compensation especially when insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An advisory vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management useful information about shareholder views on the company’s senior executive compensation.

In its 2008 proxy, Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

To date ten other companies have agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Ingersoll Rand, Blockbuster, and Tech Data. TIAA-CREF, the country’s largest pension fund, has successfully utilized the Advisory Vote twice.

Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. We believe company leaders should adopt an Advisory Vote voluntarily before required by law.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Note a helpful tool.

We urge GE’s board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

Your Board of Directors recommends a vote AGAINST this proposal.

GE has a strong record of responsiveness to shareowner concerns and we are committed to responsible corporate governance practices, including giving shareowners appropriate and meaningful tools to hold companies and boards of directors accountable in setting executive pay. Our commitment to director accountability is evidenced by a recent amendment to our certificate of incorporation requiring director nominees to receive an affirmative majority of the votes cast at a shareowners’ meeting to be elected. This important step allows shareowners to have a direct impact on directors’ decisions through the director election process, including executive pay decisions.

GE has demonstrated a commitment to responsible executive pay practices. Among many other compensation polices, we require shareowner approval of severance arrangements that exceed certain levels; we have a policy with respect to seeking reimbursement of performance based or incentive compensation in the event performance metrics are not satisfied as a result of executive misconduct; and we require senior executives to own significant amounts of GE stock through retirement.

The GE Board has carefully studied an advisory vote on executive pay, including its potential benefits and detriments, recent research on the effect of it in the United Kingdom and other jurisdictions, evolving investor attitudes about it and potential Federal legislation that would require all public companies to implement a form of it. The company also actively engages large shareowners about whether an advisory vote makes sense for GE. Although we will continue to study this potential reform, and recognize some of its merits, including helping to promote a dialogue among management, the board and shareowners, we continue to believe that it does not make sense for GE to adopt an advisory vote on executive pay at this time.

We believe that an independent, well-informed and experienced committee of the Board of Directors is in the best position to make judgments about the amount and form of executive compensation. The type of non-binding advisory vote that this proposal seeks would not, in our view, help our MDCC in fulfilling its fiduciary duty in setting executive pay because it would not provide specific and actionable input about pay decisions. We are also concerned that an advisory vote could result in an evolution of pay practices toward a norm that will undermine diversity in approaches and the application of judgment to compensation decisions at particular companies. We actively engage our large shareowners on a full range of governance issues, including executive compensation, and we believe there are adequate means for our shareowners to advise management and the Board of specific concerns about executive pay issues.

In addition, we believe that an advisory vote on the MDCC’s report contained in the proxy statement is an unnecessary initiative because we believe that the combined effect of several forces has resulted in greater director accountability in setting executive pay. These forces include (1) recent and proposed reforms in executive pay practices in the wake of the global credit crisis, (2) SEC, stock exchange and IRS independence requirements for compensation committee members, (3) SEC rules that require extensive disclosure of the elements of compensation and a thorough explanation of the company’s compensation philosophy and practices and the basis for particular pay decisions, (4) widespread adoption of majority voting in the election of directors, (5) increased media attention and focus on executive compensation, and (6) increased dialogue between companies and shareowners on executive pay. We believe the impact of these reforms and trends has been demonstrated by developments at many companies over the past year and will increasingly have direct and observable effects on executive compensation determinations.

•	Shareowner Proposal No. 3—Independent Study Regarding Breaking Up GE

John Hepburn, 23 Denny Hulme Drive, Mt. Maunganui 3116, New Zealand, has notified us that he intends to present the following proposal at this year’s meeting:

RESOLVED: That the shareowners of General Electric request that the Board of Directors commission an independent, comprehensive study be undertaken to evaluate the potential of converting the Corporation’s business units into four or more autonomous public corporations, and then distributing their new shares to General Electric shareowners, in order to enhance ownership value through liberation of the holding company/diversification discount that could be around 30%.

I am a long-term owner of General Electric shares having purchased them in May 2002 at $31.75.

It has become very evident in recent years that General Electric (GE) suffers from a holding company/diversification discount in which the market value of the conglomerate is lower than the value of the parts individually. The 12.8% one-day plunge in the share price to $32.05 on 11 April 2008, following the announcement of an ugly shortfall from expected first quarter earnings—primarily attributable to financial services—vividly illustrates how one sour apple can curdle the entire conglomerate pie. That was the largest one-day fall in my 70-year lifetime, apart from 19 October 1987 when the GE share price fell 17.5% in the pandemonium of the market crash of that date which saw the Dow Jones Industrials Average sink 22.6%.

Long-term GE shareowners during the present decade have fared badly in absolute and relative measurements. Over the past five years to the date of this Proposal—12 September 2008—the Dow Jones Industrials Average and the Standard and Poor’s 500 Index have gained 20.6% and 22.9% respectively, but the GE share price has lost 15.2% to $26.75. This decline is despite diluted earnings per share from continuing operations being expected to rise over the latest five-year period by 67.4%, to analysts’ consensus estimate of $2.21 for financial year 2008 from $1.32 reported in 2003. Dividends have risen 61.0% over the same period. Clearly, GE shareowners are suffering from the holding company/diversification discount.

GE shareowners may wish to take note of the experience of Canadian Pacific Limited shareowners in 2001. Throughout much of the 1970s and 1980s Canadian Pacific was Canada’s largest publicly traded company. Like GE it was a conglomerate with a legendary history and a highly recognizable brand that had interests in a number of diverse businesses. From 1883 its shares had been listed on the New York Stock Exchange. In February 2001 Canadian Pacific announced that it would be split into five independent public companies. Shares in the new companies were distributed in October of that year. A study the following year by the Haskayne School of Business, University of Calgary concluded that, based on the share prices of the five separate companies in December 2001 compared to the share price of Canadian Pacific in late 2000, the diversification discount suffered by the conglomerate was about 30%. Clearly, Canadian Pacific shareowners prospered from the splitting apart of that conglomerate.

I urge all GE shareowners to consider this Proposal carefully and VOTE IN FAVOUR

Your Board of Directors recommends a vote AGAINST this proposal.

We review and analyze our business portfolio on an ongoing basis with the objective of creating long-term shareowner value. Since 2003, we have sold or otherwise disposed of more than $50 billion of businesses and acquired more than $100 billion of businesses. Significant portfolio changes have included our purchases of Amersham Plc and the entertainment businesses of Vivendi Universal, and our dispositions of our life and annuity insurance businesses through a public offering of Genworth Financial, our property and casualty insurance businesses to Swiss Re and our plastics business to Saudi Basic Industries Corporation. We believe that our businesses are made stronger by their combination within GE and that they complement one another. Our businesses benefit from our common management philosophies and processes, the depth and expertise of our management team, our coordinated strategic approach to customers and suppliers, our size, our brand, our centralized technological research and marketing capabilities and our access to cost efficient funding through our centralized treasury operation and GE’s strong credit ratings. In addition, our businesses mutually reinforce one another through common types of technologies for different end user applications, financing solutions for customers of industrial products and marketing and advertising synergies. Our diversity across five strong leadership businesses around the world in the right markets has enabled us to grow and earn through economic cycles. Amid the difficult global economy in 2008, our businesses delivered approximately $18 billion in earnings. Because management and the Board continuously review our business portfolio, often with the input of outside advisors and experts, we do not believe that an independent, comprehensive study is necessary. Therefore, the Board recommends a vote against this proposal.

•	Shareowner Proposal No. 4—Dividend Policy

The IUE-CWA (on behalf of the IUE-CWA Pension Fund), 2701 Dryden Road, Dayton, OH 45439, has notified us that its representative intends to present the following proposal at this year’s meeting:

RESOLVED, that the shareowners request that the Board of Directors of General Electric (“Company”) adopt a policy that the Company will no longer pay dividends or equivalent payments to senior executives of the Company for shares they do not own.

Supporting Statement

The 2006-2008 proxy statements disclose that senior executives of the Company have received millions of dollars of dividends or dividend-equivalent payments on grants of equity compensation that they do not own. These are payments on shares that the executives may never earn if the Company fails to meet certain performance targets.

The Wall Street Journal reported that CEO Jeffrey Immelt “received more than $1 million … in dividends on unearned restricted and performance shares” in 2005. (May 4, 2006). In addition, our analysis of the 2006-2008 Proxy Statements indicates that the five senior officers have collectively been paid in excess of $12.5 million in dividends or dividend equivalent payments for the eleven quarters after January 1, 2006.

We believe it is a blatant contradiction of the principle of pay for performance to give senior executives millions of dollars in “dividends” for stock that they do not own, and may fail to earn in the future. If the purpose of a grant of performance shares is to make compensation contingent on the achievement of specified performance objectives, as the Compensation Committee stated in the 2006 proxy statement, we submit that no “dividends” should be paid on those shares until an executive has actually earned full ownership rights.

In response to this proposal in the 2007 Proxy Statement, the proxy statement declared that Mr. Immelt, starting in September 2006, would only accumulate dividend equivalents if he earns the shares, and that payments would be made (without interest) upon full ownership. However, for other senior executives, it stated that the goal of providing “dividend equivalent payments is to mirror the income generation associated with stock ownership” and asserted that the current practice was “competitive.”

In our opinion, the limited change in Company policy for Mr. Immelt is insufficient. For the CEO, it continues to undermine the principle of pay for performance because payment is made on shares that are not owned. For other top officers, there has been no change in the practice of awarding dividends or dividend equivalents on shares not owned.

According to the Wall Street Journal report noted above, several leading companies, such as Intel and Microsoft, “never pay dividends” before full ownership rights have been earned. If the Management Development and Compensation Committee believes that current executives are underpaid in the absence of “phantom dividends” or dividend equivalent payments, we believe it should increase other components in compensation packages.

In our view, contingent pay should be truly contingent. We agree with Paul Hodgson at the Corporate Library, who has stated that dividends on performance shares are “stealth compensation.”

We urge shareholders to vote for this proposal.

Your Board of Directors recommends a vote AGAINST this proposal.

The goal of our compensation program is to create long-term and sustainable value for our shareowners. An important component of our compensation program is equity incentive compensation. Since 2003, we have compensated our CEO with performance share units (PSUs) in lieu of any other equity incentive compensation because the MDCC and the CEO believe that the CEO’s equity incentive compensation should be fully at risk and based on key performance measures that are aligned with the interests of investors. Beginning with PSUs granted in September 2006, Mr. Immelt no longer receives dividend equivalent payments on his PSUs, but rather, accumulated dividend equivalents equal to the quarterly dividends on one share of GE stock. Mr. Immelt is entitled to receive those dividend equivalents (without interest) only on shares he actually earns at the end of the performance period based upon satisfaction of the performance targets. If Mr. Immelt leaves GE prior to the end of the performance period, the PSUs and dividend accruals will be forfeited.

We also award restricted stock units (RSUs) to executives other than the CEO. RSUs offer executives the opportunity to receive shares of GE stock on the date the restriction lapses. In this regard, RSUs serve to both reward and retain executives, as the final amount of any compensation received is linked to the price of GE stock. During the restricted period, each RSU entitles the executive to receive quarterly payments from GE equal to the quarterly dividends on one share of GE stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business to produce cash that is capable of being distributed to shareowners in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership. We believe our practices regarding the provision of dividend equivalent payments are competitive and provide the appropriate risk-reward balance for our senior executives. Therefore, the Board recommends a vote against this proposal.

•	Shareowner Proposal No. 5—Shareholder Vote on Golden Parachutes

National Legal and Policy Center, 107 Park Washington Court, Falls Church, VA 22046, has notified us that its representative intends to present the following proposal at this year’s meeting.

Shareholder Vote on “Golden Parachutes”

RESOLVED: that the shareholders of General Electric (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 200% of the sum of the executives’ base salary plus bonus.

“Severance agreements” include any agreements or arrangements that provide for payments or awards in connection with a senior executive’s severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements.

“Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of periodic retirement payments; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if this proposal were implemented, of seeking shareholder approval after the material terms of the agreement were agreed upon.

Supporting Statement

Severance agreements as described in this resolution, commonly known as “golden parachutes,” are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requesting a shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s termination.

Shareholders at several other major U.S. firms have already adopted resolutions requesting a vote on golden parachutes.

Shareholders and the public are outraged when executives walk away with tens or hundreds of millions of dollars. Such outrage is magnified when executives leave amidst failure and/or scandal. The $210 million golden parachute granted former Home Depot CEO Robert L. Nardelli in 2007 is an egregious but by no means isolated example. We must make sure nothing similar happens at General Electric.

Your Board of Directors recommends a vote AGAINST this proposal.

As described in more detail beginning on page 35, GE’s existing plans and arrangements provide limited guaranteed post-termination benefits. If GE determined to expand post-termination benefits to a named executive officer, GE has an existing policy to seek shareowner approval of any severance benefits if the named executive officer’s employment was terminated prior to retirement for performance reasons and the value of the proposed severance benefits would exceed 2.99 times the sum of the named executive officer’s base salary and bonus. For this purpose, severance benefits would not include: (1) any payments based on accrued pension benefits, (2) any payments of salary or bonus amounts that had accrued at the time of termination, (3) any RSUs paid to a named executive officer who was terminated within two years prior to age 60, (4) any stock-based incentive awards that had vested or would otherwise have vested within two years following the named executive officer’s termination, and (5) any retiree health, life or other welfare benefits. GE also believes that this current policy maintains flexibility that the MDCC needs in order to design incentives to retain key executive talent. The Board believes that this proposal is unnecessary because GE’s existing policies and practices address the concerns it raises, and such policies and practices provide shareowners with a voice in limiting excessive severance arrangements, while retaining flexibility to implement other objectives through our compensation arrangements. Accordingly, the Board recommends a vote against this proposal.

Additional Information

•	Shareowner Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareowner proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at our principal executive offices no later than the close of business on November 3, 2009. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828.

•	Other Shareowner Proposals for Presentation at Next Year’s Annual Meeting

Our by-laws require that any shareowner proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2010 Annual Meeting, must be received at our principal executive offices not less than 90 days prior to the first anniversary of the 2009 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our by-laws must be received no later than the close of business on January 22, 2010. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828 and include the information set forth in those by-laws, which are posted on our website. SEC rules permit management to vote proxies in its discretion in certain cases if the shareowner does not comply with this deadline, and in certain other cases notwithstanding the shareowner’s compliance with this deadline.

•	Voting Securities

Shareowners of record at the close of business on February 23, 2009, will be eligible to vote at the meeting. Our voting securities consist of our $0.06 par value common stock, and we estimate that there were 10,569,000,000 shares outstanding on the record date. Each share outstanding on the record date will be entitled to one vote. Treasury shares are not voted. Individual votes of shareowners are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual shareowner voting records is limited to the independent inspectors of election and certain employees of GE and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

•	Vote Required for Election and Approval

Each of the 15 nominees for director receiving a majority of the votes cast at the meeting in person or by proxy shall be elected (meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee), subject to the Board’s existing policy regarding resignations by directors who do not receive a majority of “for” votes. All other matters require for approval the favorable vote of a majority of votes cast on the applicable matter at the meeting in person or by proxy. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.

•	Manner for Voting Proxies

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for directors named earlier in this proxy statement, (2) for ratification of the selection of the independent auditor, and (3) against the shareowner proposals described in this proxy statement. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted. A shareowner has indicated his intention to present a proposal at the annual meeting requiring that the company make available information about the company’s stock buyback program(s) over the past ten years. The proposal is not included in this proxy statement. If this proposal is properly presented, the persons named in the proxy form will use their discretionary authority to vote against the proposal. Other than this proposal, proposals properly omitted from this proxy statement pursuant to SEC rules and the other matters discussed in this proxy statement, the Board of Directors has not received timely notice of any other matter that may come before the annual meeting.

•	Revocation of Proxies

A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

•	Solicitation of Proxies

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and the 2008 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Morrow & Co., LLC has been retained to assist in soliciting proxies for a fee of $35,000, plus distribution costs and other costs and expenses.

•	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires GE’s directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, GE assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. In 2008, one transaction involving James J. Mulva, a director, was not timely reported on Form 3.

•	Shareowners of Record Requesting Copies of 2008 Annual Report

Shareowners who hold their shares directly with us and who previously have elected not to receive an annual report for a specific account may request that we promptly mail our 2008 Annual Report to that account by writing to GE Shareowner Services, c/o The Bank of New York Mellon, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. In addition, participants in GE’s Savings and Security Program may request copies of our 2008 Annual Report by calling GE’s Transaction Processing Center at (800) 432-4313.

•	Delivery of Documents to Shareowners Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of GE stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2008 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the shareowners. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2008 Annual Report to a shareowner at a shared address to which a single copy of the documents was delivered. A shareowner who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to GE Shareowner Services, c/o The Bank of New York Mellon, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

•	Electronic Access to Proxy Statement and Annual Report

This proxy statement may be viewed online at www.ge.com/proxy and our 2008 Annual Report at www.ge.com/annualreport. If you are a shareowner of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form in mid-March listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your GE stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

•	Explanation of Financial Measures

Information on how GE calculates return on total capital (page 14), industrial CFOA (page 14), industrial organic revenue growth (page 15), Technology Infrastructure organic revenue growth (page 17), average earnings per share growth rate (page 18), average revenue growth rate (page 18) and cumulative return on total capital (page 18) is disclosed on GE’s website at www.ge.com/proxy.

Appendix A

Categorical Independence Guidelines

In accordance with NYSE rules, independence determinations under the guidelines in section (a) below will be based upon a director’s relationships with GE during the 36 months preceding the determination. Similarly, independence determinations under the guidelines in section (b) below will be based upon the extent of commercial relationships during the three completed fiscal years preceding the determination.

a.	A director will not be independent if:

i.	the director is employed by GE, or an immediate family member is an executive officer of GE;

ii.	the director receives any direct compensation from GE, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

iii.	an immediate family member receives more than $120,000 per year in direct compensation from GE;

iv.	the director is affiliated with or employed by GE’s independent auditor, or an immediate family member is affiliated with or employed by GE’s independent auditor and such immediate family member personally works or worked on GE’s audit; or

v.	a GE executive officer is on the compensation committee of the board of directors of a company which employs the GE director or an immediate family member as an executive officer.

b.	A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with GE and the sales by that company to GE or purchases by that company from GE, in any single fiscal year during the evaluation period, are more than the greater of two percent of the annual revenues of that company or $1 million.

c.	A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to GE, or to which GE is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than two percent of the other company’s total consolidated assets.

d.	A director will not be independent if, at the time of the independence determination, the director serves as an executive officer, director or trustee of a charitable organization, and GE’s discretionary charitable contributions to the organization are the greater of $200,000 or one percent of that organization’s annual consolidated gross revenues during its last completed fiscal year. (GE’s automatic matching of employee charitable contributions will not be included in the amount of GE’s contributions for this purpose.)

GE Annual Meeting of Shareowners

10:00 a.m., April 22, 2009

Chapin Theater—West Concourse

Orange County Convention Center

9800 International Drive

Orlando, FL 32819

Information About Advance Registration for Attending the Meeting

In accordance with GE’s security procedures, an admission card will be required to enter GE’s annual meeting. Please follow the advance registration instructions below and an admission card will be mailed to you. Upon arrival at the annual meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the annual meeting is limited to GE shareowners, members of their immediate family or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

•

If you hold your GE shares directly with the company and you plan to attend the annual meeting, please follow the advance registration instructions on the top portion of your proxy form, which was included in the mailing from the company.

•

If your GE shares are held for you in a brokerage, bank or other institutional account and you wish to attend the annual meeting, please send an annual meeting advance registration request containing the information listed below to:

GE Shareowner Services

P.O. Box 3711

Albany, NY 12203

Please include the following information:

•	Your name and complete mailing address;

•	The name(s) of any family members who will accompany you;

•	If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and

•	Proof that you own GE shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

If you have questions regarding admission to the annual meeting, please visit our website at www.ge.com/investor or call GE Shareowner Services at (800) 786-2543 (800-STOCK-GE). If you are outside the U.S., you can call GE Shareowner Services at (201) 680-6848.

Attendance at GE’s 2009 Annual Meeting will be limited to persons presenting an admission card and picture identification. To obtain an admission card, please follow the advance registration instructions above.

Voting in Person at the Meeting

We encourage shareowners to submit proxies in advance by telephone, by Internet or by mail. Shareowners may also vote in person at the annual meeting instead, or may execute a proxy designating a representative to vote for them at the meeting. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

	RESTRICTED SCAN LINE AREA				Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” all the nominees listed and “FOR” the ratification of KPMG.				The Board of Directors recommends a vote “AGAINST” shareowner proposals 1 through 5.

A. Election of Directors	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN	C. Shareowner Proposals	FOR AGAINST ABSTAIN

1. James I. Cash, Jr.	☐ ☐ ☐	9. Ralph S. Larsen	☐ ☐ ☐	1. Cumulative Voting	☐ ☐ ☐

2. William M. Castell	☐ ☐ ☐	10. Rochelle B. Lazarus	☐ ☐ ☐	2. Executive Compensation	☐ ☐ ☐
3. Ann M. Fudge	☐ ☐ ☐	11. James J. Mulva	☐ ☐ ☐	Advisory Vote

4. Susan Hockfield	☐ ☐ ☐	12. Sam Nunn	☐ ☐ ☐	3. Independent Study Regarding Breaking Up GE	☐ ☐ ☐
5. Jeffrey R. Immelt	☐ ☐ ☐	13. Roger S. Penske	☐ ☐ ☐

6. Andrea Jung	☐ ☐ ☐	14. Robert J. Swieringa	☐ ☐ ☐	4. Dividend Policy	☐ ☐ ☐

7. Alan G. (A.G.) Lafley	☐ ☐ ☐	15. Douglas A. Warner III	☐ ☐ ☐	5. Shareholder Vote on Golden Parachutes	☐ ☐ ☐
8. Robert W. Lane	☐ ☐ ☐

B. Ratification of KPMG	☐ ☐ ☐

Mark Here for Address
Change or Comments ☐ SEE REVERSE

BAR CODE AREA

Signature	Signature	Date

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

▲    DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/ge Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

GE’s Proxy Statement is available at www.ge.com/proxy and the Annual Report is available at www.ge.com/annualreport

IMPORTANT VOTING INFORMATION

Use the Internet or Call Toll-Free to vote:

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Form.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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General Electric Company Proxy Form

Proxy solicited on behalf of the General Electric Company Board of Directors for the 2009 Annual Meeting of Shareowners, April 22, 2009.

The shareowner(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Jeffrey R. Immelt and Brackett B. Denniston III, or either of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the shareowner(s) would be entitled to vote on all matters which may properly come before the 2009 Annual Meeting of Shareowners and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

The nominees for Director are: (01) James I. Cash, Jr.; (02) William M. Castell; (03) Ann M. Fudge; (04) Susan Hockfield; (05) Jeffrey R. Immelt; (06) Andrea Jung; (07) Alan G. (A.G.) Lafley; (08) Robert W. Lane; (09) Ralph S. Larsen; (10) Rochelle B. Lazarus; (11) James J. Mulva; (12) Sam Nunn; (13) Roger S. Penske; (14) Robert J. Swieringa; and (15) Douglas A. Warner III.

FOR PARTICIPANTS IN GE’S SAVINGS AND SECURITY PROGRAM (S&SP)

In accordance with the terms of the Savings and Security Program (S&SP), any shares held in the shareowner’s S&SP account on the record date will be voted by the trustees of the S&SP trust in accordance with the instructions indicated on the reverse, and in accordance with the judgment of the trustees upon other business as may properly come before the meeting and any adjournments or postponements thereof. IF NO INSTRUCTIONS ARE PROVIDED OR IF THIS FORM IS NOT RECEIVED ON OR BEFORE APRIL 20, 2009, shares held in the shareowner’s S&SP account will be voted in accordance with the recommendations of GE’s Board of Directors.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3536 SOUTH HACKENSACK, NJ 07606-9236

▲ FOLD AND DETACH HERE ▲

GE Annual Meeting – Advance Registration Form

Dear Shareowner:

You are invited to attend the 2009 GE Annual Meeting to be held on Wednesday, April 22, 2009, 10:00 a.m. at the Chapin Theater -West Concourse, Orange County Convention Center, 9800 International Drive, Orlando FL 32819.

Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares by Internet, telephone or mail as described on the other side of this form.

All persons attending the meeting must present an admission card and appropriate picture identification. Please follow the advance registration instructions below and an admission card will be sent to you.

ADVANCE REGISTRATION INSTRUCTIONS

• If you are voting by Internet, you will be able to pre-register at the same time you record your vote. There is no need to return your Proxy Form.

• If you are voting by telephone, please complete the information to the right and tear off the top of this Advance Registration Form and mail it separately to: GE Shareowner Services, PO Box 3711, Albany, NY 12203. There is no need to return the Proxy Form.

• If you are voting by mail, please complete the information to the right and include this portion when mailing your marked, signed and dated Proxy Form in the envelope provided.

Attendance at the GE Annual Meeting is limited to GE Shareowners, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend.

ADVANCE REGISTRATION INFORMATION

Name
Address

Zip
Name(s) of family member(s) who will also attend:

I am a GE shareowner. Name, address and telephone number of my Representative at the Annual Meeting:

(Admission card will be returned c/o the shareowner)

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